UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14 A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FORTUNE BRANDS INNOVATIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) and 0-11

520 Lake Cook Road, Deerfield, Illinois 60015

Notice of Annual Meeting

and Proxy Statement

March 22, 2024

Dear Fellow Stockholders:

We are pleased to invite you to the 2024 Annual Meeting of Stockholders (“Annual Meeting”) of Fortune Brands Innovations, Inc. ("Fortune Brands" or "the Company") on Tuesday, May 7, 2024 at 8:00 a.m. (CDT) at 520 Lake Cook Road, Deerfield, Illinois. The following matters will be considered at the Annual Meeting:

Proposal 1:	Election of the three director nominees identified in this Proxy Statement for a three-year term expiring at the 2027 Annual Meeting of Stockholders (see pages 7-12);
Proposal 2:	Ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024 (see page 59);
Proposal 3:	Advisory vote to approve the compensation paid to the Company’s named executive officers (see page 60);
Proposal 4:	Advisory vote to approve the frequency of voting on the compensation paid to the Company's named executive officers (see page 61); and

such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on March 8, 2024, the record date for the Annual Meeting, are entitled to vote. For information about attending our Annual Meeting and for voting instructions, please see pages 64-68.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. This Notice of Annual Meeting and Proxy Statement and accompanying proxy are first being distributed on or about March 22, 2024.

Hiranda S. Donoghue Executive Vice President, Chief Legal Officer and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

for the 2024 Annual Meeting of Stockholders to be Held on Tuesday, May 7, 2024.

This Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (“Form 10-K”) are available at www.proxyvote.com.

Table Of Contents

PROXY SUMMARY	1	COMPENSATION DISCUSSION AND ANALYSIS	27
PROPOSAL 1 – ELECTION OF DIRECTORS	7	Executive Summary	27
CORPORATE GOVERNANCE	13	Results of the 2023 Say on Pay Vote	30
Corporate Governance Principles	13	Philosophy and Process for Awarding NEO Compensation	30
Director Independence	13
Board Refreshment and Succession	13	Types and Amounts of NEO Compensation Awarded in 2023	36
Board Leadership Structure	14
Executive Sessions	14	Compensation Committee Report	42
Director Nomination Process	14	2023 EXECUTIVE COMPENSATION	43
Board and Committee Evaluation Process	16	2023 Summary Compensation Table	43
Director Orientation and Continuing Education	16	2023 Grants of Plan-Based Awards	44
Policies with Respect to Transactions with Related Persons	17	Outstanding Equity Awards at 2023 Fiscal Year-End	45
Certain Relationships and Related Transactions	17	2023 Option Exercises and Stock Vested	46
Communication with the Board	17	Retirement and Post-Retirement Benefits
Risk Management	18	2023 Nonqualified Deferred Compensation	47
Cybersecurity Risks	19	2023 Potential Payments Upon Termination or Change in Control	48
Compensation Risks	19
Meeting Attendance	20	CEO PAY RATIO	51
Board Committees	20	Pay versus Performance	52
Audit Committee	21	EQUITY COMPENSATION PLAN INFORMATION	55
Compensation Committee	21	AUDIT COMMITTEE MATTERS	56
Compensation Committee Interlocks and Insider Participation	22	Report of the Audit Committee	56
		Fees of Independent Registered Public Accounting Firm	57
Compensation Committee Procedures	22
Compensation Committee Consultant	22	Approval of Audit and Non-Audit Services	58
Nominating, Environmental, Social and Governance Committee	23	PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	59

Executive Committee	23
Other Corporate Governance Resources	24	PROPOSAL 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	60
DIRECTOR COMPENSATION	25
Compensation Elements	25	PROPOSAL 4 – ADVISORY VOTE TO APPROVE THE FREQUENCY OF VOTING ON NAMED EXECUTIVE OFFICER COMPENSATION	61
Director Stock Ownership Guidelines	25
Anti-Hedging and Anti-Pledging Policy	26
2023 Director Compensation Table	26	CERTAIN INFORMATION REGARDING SECURITY HOLDINGS	62

		FREQUENTLY ASKED QUESTIONS	64
		APPENDIX A	A-1

Proxy Summary | 1

Proxy Summary

Annual Meeting Information

Time and Date	Location*	Record Date
Tuesday, May 7, 2024 at 8:00 a.m. (CDT)	500 Corporate Center Starlight Cafe entrance 520 Lake Cook Road, Deerfield, Illinois	March 8, 2024

Agenda and Voting Recommendations

This Proxy Summary highlights selected information in this Proxy Statement and does not contain all of the information that you should consider in deciding how to vote. Please read the complete Proxy Statement carefully before voting. The following table summarizes the items that will be voted on at our 2024 Annual Meeting of Stockholders (the "Annual Meeting"), along with the voting recommendations of the Board of Directors (the "Board").

Proposal Number	Description of Proposal	Board Recommendation	Page Number
1	Election of three Class I Directors Amee Chande, Ann F. Hackett and Jeffery S. Perry	FOR each Nominee	7-12
2	Ratify the appointment of the independent auditor Pricewaterhouse Coopers LLP for fiscal year 2024	FOR	59
3	Advisory vote to approve named executive officer compensation	FOR	60
4	Advisory vote to approve the frequency of voting on named executive officer compensation	ONE YEAR	61

See pages 64-68 for instructions on how to vote your shares.

Business and Operational Highlights

Fortune Brands is a brand, innovation and channel leader focused on growth opportunities in the home, security and commercial building markets. We operate in the large and proven growth categories of water, outdoors and security, which are powered by strong secular tailwinds and are underpinned by our leading brands.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Proxy Summary | 2

Fortune Brands Innovations

Fortune Brands Innovations operates in **large and proven growth categories.**

WATER

OUTDOORS

SECURITY
Master

These are powered by **strong secular tailwinds.**

Connected Products

Outdoor Living & Material Conversion

Luxury

Safety & Wellness

Sustainability

And underpinned by our **leading brands.**

MOEN · HOUSE OF ROHL · Riobel · PERRIN & ROWE LONDON · SHAWS 1897 ENGLAND · victoria + albert · ROHL

EMTEK · Schaub · AQUALISA · THERMA TRU DOORS · LARSON · fiberon · FYPON

SOLAR INNOVATIONS ARCHITECTURAL GLAZING SYSTEMS · Master Lock · AMERICAN LOCK · SentrySafe · Yale · august

Behind those brands is the **Fortune Brands Advantage,** our capabilities that empower us to execute in any environment.

Business Simplification

Category Management

Digital Excellence

Global Supply Chain

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Proxy Summary | 3

Over the past two years, the Company and its management team executed several significant transformative initiatives in the face of a challenging external environment. In 2022, we successfully executed the separation of our Cabinets business, which represented approximately 40% of the Company's net sales, into its own publicly traded company, MasterBrand, Inc., through a tax-free spin-off (the “Separation”). The Separation enabled us to focus on and invest in Fortune Brands’ unique growth opportunities and unlock greater shareholder value. In 2022, we also rebranded from Fortune Brands Home & Security, Inc., to Fortune Brands Innovations, Inc., to reflect our evolution as a business focused on driving accelerated growth in our categories through brands and innovation. Finally, we reorganized the Company from a decentralized structure of separate businesses to a more aligned and efficient operating model designed to support our focus on brands, innovation and channel leadership and enable accelerated growth.

While 2022 was a year of transformation, 2023 was a year of execution, refinement and integration of the significant actions taken in 2022. In 2023, we continued to prioritize long-term sales growth, margin preservation, and cash generation amid a challenging external environment.

Importantly, we also made key investments in brand-building and innovation, our on-going digital transformation and in long-term capacity additions. Today, our Fortune Brands Advantage capabilities are more effectively deployed across the organization, allowing us to advance our growth and margin journeys, and enabling growth in supercharged categories, such as connected products, luxury, and outdoor living & material conversion. Our organization’s aligned structure and the work we conducted in 2023 to streamline internal planning processes and systems enabled us to deploy capital more effectively to the internal priorities with the highest potential rate of return. Our businesses are now more appropriately supported by best-in-class centers of excellence, which have generated cohesive branding strategies and accelerated new product developments. Our centralized supply chain organization is more effectively leveraging the full scale of our Company, which has improved our strategic sourcing and planning, increased efficiency, and resulted in our 2023 working capital efficiency performance. These are just some of the ways in which we are harnessing the power of our newly aligned organizational structure, and we believe more is yet to come.

During 2023, we also completed the strategic acquisition of the Emtek and Schaub premium and luxury door and cabinet hardware business and the U.S. and Canadian Yale and August residential smart locks business (the "Emtek and Yale Business"). These brands are strong additions to our connected products and luxury portfolios, which we believe have the potential to be key accelerants for growth. Our recently established Transformation Management Office has enabled us to rapidly integrate these newly acquired businesses. We also established a connected products group in support of our growing connected products portfolio.

In 2023, we made great progress transforming Fortune Brands into an even more growth-focused, highly innovative company. We believe that Fortune Brands is uniquely positioned – now more than ever – to deliver on our commitment of long-term growth and sustained value creation.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Proxy Summary | 4

Board of Directors

2024 Director Nominees
Name and Principal Occupation	Age	Director Since	Independent	Board Committees	Other Public Company Boards
Amee Chande Strategy Consultant	50	2023	✓	Audit Nominating, Environmental, Social & Governance	Air Canada Algonquin Power & Utilities Corp.
Ann F. Hackett Former Strategy Consulting Partner and Co-Founder, Personal Pathways LLC	70	2011	✓	Compensation Nominating, Environmental, Social & Governance	Capital One Financial Corp. MasterBrand, Inc.
Jeffery S. Perry Founder and Chief Executive Officer, Lead Mandates LLC	58	2020	✓	Audit Nominating, Environmental, Social & Governance	MasterBrand, Inc. Equitable Funds

BOARD SUCCESSION AND REFRESHMENT Mr. Ronald V. Waters and Mr. John G. Morikis will retire from the Board of Directors following the end of their term and immediately following the Annual Meeting. Mr. Waters is retiring in accordance with the Board’s retirement age policy after twelve years of dedicated service to the Company, during which time he served as the Chairman of the Audit Committee. Mr. Morikis has decided not to stand for re-election at the Annual Meeting after twelve years of service to the Company. We thank both Mr. Waters and Mr. Morikis for their valuable contributions and years of dedicated service to the Company and to the Board.

During 2023, the Board appointed two new Board members as part of its long-term succession planning process. Ms. Stephanie Pugliese was appointed in March 2023 in anticipation of Mr. David Thomas' retirement in May 2023. In anticipation of Mr. Waters' retirement in May 2024, the Board appointed Amee Chande in June 2023. Ms. Chande's experience as a strategic business leader with large, global, technology retailers like ChargePoint, a leading provider of networked charging solutions for electronic vehicles, Waymo, an autonomous driving technology subsidiary of Google, and Alibaba Group, one of the world's largest e-commerce companies, brings a valuable perspective to our Board as the Company becomes an increasingly digitally enabled company. Ms. Chande is serving on our Audit Committee and Nominating, Environmental, Social and Governance Committee (the "NESG Committee").

Both appointments were made following a thoughtful and comprehensive board succession planning process led by our NESG Committee. With the additions of Ms. Chande and Ms. Pugliese to our Board during 2023, our Board continues to show its commitment to increasing Board diversity. Following Mr. Waters' and Mr. Morikis' retirements from our Board in May 2024, our Board composition will be:

2
2
5
5.7 yrs
Average Tenure

0–4 years
5–9 years
10+ years

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Proxy Summary | 5

Corporate Governance Highlights

Our Board is committed to maintaining a strong corporate governance program designed to promote the long-term interests of our stockholders and strengthen Board and management accountability. As a company, we are committed to core values that reflect a strong culture of integrity and accountability. These practices are reflected in our corporate governance policies, which are described in more detail on pages 13-24 of the Proxy Statement and highlighted below:

• Independent Board (90%), except our CEO	• Independent Chair of the Board
• Women represent 44% of directors and racially/ethnically diverse directors represent 33% of directors following the Annual Meeting	• Regular executive sessions of non-management directors •
• Six new Board members added since 2019 demonstrating the Board’s commitment to Board refreshment and succession planning	• Proxy access bylaw allows for 3% stockholders to nominate the greater of two directors or 20% of the board
• The Board has a policy that it generally will not re-nominate a director for election following her or his 72nd birthday	• Majority vote in uncontested director elections, with a resignation policy
• Annual Board and committee evaluation process	• Board oversight of ESG programs and related risks and publication of ESG report
• Robust stock ownership guidelines for directors and executives and prohibition on hedging and pledging of Company Common Stock ("Company Stock")	• Active engagement and oversight by Board of Company strategies and risks

Environmental, Social and Governance Highlights

We continue to be driven by our culture of doing the right thing, as evidenced by our safety records, Environmental, Social and Governance ("ESG") programs and our focus on innovating products that help address some of the world’s most pressing sustainability and safety issues. Our Board of Directors is committed to overseeing our ESG initiatives throughout Fortune Brands. We dedicate significant resources toward developing innovative products that positively impact the lives of our consumers, and to produce these products using increasingly sustainable methods. We are committed to being a good corporate citizen by ensuring high safety standards for our associates, fostering an inclusive culture and giving back to our larger communities. We believe that the high standards by which we conduct our business will help us to build on our strengths and continually improve how we measure and monitor our progress on ESG-related initiatives.

Our philosophy is to have a holistic ESG program, integrated throughout our businesses, that focuses on what matters to our Company and its stakeholders, with the goal of continual improvement.

Safety Associate safety is integral to Company culture and is reflected in our efforts to create an injury-free workplace. Two of our primary safety measures are the Total Recordable Incidence Rate ("TRIR") and Lost Time Rate ("LTR"). For 2023 our TRIR was 0.99, compared to 1.16 for 2022, and our LTR was 0.31, compared to 0.45 for 2022 (excludes the Emtek and Yale Business).

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Proxy Summary | 6

Diversity, Equity & Inclusion (“DEI”) We continued to advance our DEI strategy and initiatives during 2023. Recent additions to the Company’s Board of Directors and leadership team shows our continued commitment to increasing representation of professionals of color and women. In addition, over the past year we expanded our employee resource groups. In 2023, the Company made its employment data publicly available to our stakeholders by posting its EE0-1 report on its website.

Please see the resources available on our website at https://www.fbin.com/corporate-responsibility/esg-reporting. Information provided on the Company’s website is not incorporated by reference into this Proxy Statement.

Compensation Highlights

Pay for Performance Our executive compensation program is designed to reward named executive officers (“NEOs”) for the achievement of both strategic and operational goals that support the creation of long-term stockholder value. The vast majority of each NEO’s annual target compensation is at-risk and dependent upon Company performance and/or stock price. In 2023:

•
89% of the CEO’s total target compensation was pay-at-risk;
•
75% of the other NEOs’ (on average) total target compensation was pay-at-risk; and
•
50% of the annual equity awards granted to NEOs in 2023 were granted in the form of performance share awards (“PSAs”) with vesting based on three-year performance targets.

Over the past five years, our stockholders have overwhelmingly supported our executive compensation program, with an average approval of approximately 92.6% of the votes cast for the Company’s annual say on pay vote.

Compensation Practices The Compensation Discussion & Analysis (“CD&A”) section beginning on page 27 includes additional detail on the following compensation highlights:

• Long-term focus and stockholder alignment through equity compensation	• No problematic pay practices and historically strong stockholder support for say on pay (92.6% average over the last 5 years)
• Robust stock ownership guidelines	• Prohibition on hedging and pledging of Company Stock
• Executive compensation subject to a mandatory clawback policy	• No single trigger change in control severance arrangements
• Limited perquisites	• No excise tax gross ups

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Proposal 1 – Election of Directors | 7

Proposal 1 – Election of Directors

Summary of Qualification of Directors

The Board has identified certain qualifications that are required of all directors. Additionally, the Board seeks to maintain a diverse set of skills, knowledge, experiences, backgrounds and viewpoints represented on our Board as a whole, but not necessarily by each individual director.

Qualifications Required of All Directors

Experience	Personal Attributes
• Extensive executive leadership experience or business management experience	• Excellent business judgment and high level of integrity and ethics
• Knowledge about issues affecting, or that may in the future affect, the Company	• Strong commitment to the Company’s goal of maximizing stockholder value

Specific Qualifications, Expertise and Key Skills Represented on the Board

Qualifications, Expertise and Key Skills
•
Consumer products expertise
•
Financial and/or accounting expertise
•
Public company experience as a chief executive, chief operating or chief financial officer
•
Public company board experience
•
Diversity of skill, background, race, gender and viewpoint

Election of Directors

The Board currently consists of eleven members and is divided into three classes, each having three-year terms that expire in successive years. Ms. Amee Chande was appointed by the Board to serve as a Class I Director effective in June 2023. The term of each director currently serving in Class I (Mses. Amee Chande and Ann F. Hackett and Messrs. John G. Morikis, Jeffery S. Perry and Ronald V. Waters) expires at the Annual Meeting. The Board has nominated Mses. Chande and Hackett and Mr. Perry for a new term of three years expiring at the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified. In accordance with our retirement age policy, Mr. Waters will not stand for re-election and will retire immediately following the Annual Meeting. Mr. Morikis has decided not to stand for re-election and will also retire immediately following the Annual Meeting. Following the retirements of Messrs. Morikis and Waters, the number of directors will be reduced from eleven to nine members.

Each of the nominees has consented to be named as a nominee and to serve as a director, if elected. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named in the enclosed proxy card will vote for the substitute nominee designated by the Board. Shares cannot be voted for more than the number of nominees proposed for re-election.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Proposal 1 – Election of Directors | 8

The names of the nominees (Class I) and the current Class II and Class III directors, along with their present positions, their principal occupations and employment during the last five years, any directorships held with other public companies or registered investment firms during the past five years, their ages and the year first elected as a director of the Company, are set forth below. Each director’s individual qualifications and experiences that contribute to the Board’s effectiveness as a whole are also described in the following paragraphs.

2024 NOMINEES FOR ELECTION – CLASS I DIRECTORS – TERM EXPIRING 2027

Amee Chande
Director since: 2023 Independent Age: 50 Committees: Audit; NESG

Biography:

Strategy consultant from 2020 to present. Senior advisor and strategy consultant of ChargePoint, a leading provider of networked charging solutions for electric vehicles, from 2020 to 2022. Chief Commercial Officer for Waymo, an autonomous driving technology subsidiary of Google LLC during 2019. Managing Director of Alibaba Group Holding Limited, an e-commerce company, prior thereto.

Current Public Company Boards:

Air Canada and Algonquin Power & Utilities Corp.

Former Public Company Boards:

Signature Aviation plc

Skills & Qualifications:

Ms. Chande has extensive experience in leading large, global companies through technological disruption and leading them to embrace technology driven innovation that meets consumers' needs. Her experience is particularly helpful to the Board as Fortune Brands becomes an increasingly digitally enabled company. Ms. Chande led ChargePoint's efforts to build its fleet business’ electric vehicle charging infrastructure and has experience in implementing global strategy efforts in her roles as Chief Commercial Officer of Waymo and Managing Director at Alibaba Group. She also has experience as an executive of large, global retailers, including Chief Executive Officer for NutriCentre, Chief Executive Officer for Staples UK and Vice President of New Business at Wal-Mart USA. Ms. Chande began her career as a strategy consultant with McKinsey & Company. She also serves on the boards of Air Canada and Algonquin Power & Utilities Corp.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Proposal 1 – Election of Directors | 9

Ann Fritz Hackett
Director since: 2011 Independent Age: 70 Committees: Compensation; NESG

Biography:

Retired since January 2020. Strategy Consulting Partner and Co-founder of Personal Pathways, LLC, a company providing web-based enterprise collaboration platforms, from 2015 through January 2020. Prior to her role at Personal Pathways, she was President of Horizon Consulting Group, LLC, a strategy consulting firm founded by Ms. Hackett in 1996.

Current Public Company Boards:

Capital One Financial Corporation and MasterBrand, Inc.

Skills & Qualifications:

Ms. Hackett has extensive experience in leading companies that provided strategy and human capital consulting services to boards of directors and senior management teams in consumer products and services companies, as well as other industries. She brings to our board insights and experience from leading strategy development, change initiatives, risk management, talent management and succession planning and in creating performance-based compensation programs. Ms. Hackett also has significant technology and international experience and experience with large scale transformations. In addition, she brings extensive public company board experience, including serving as chair of compensation committees. Currently she serves as the lead independent director and chair of the governance and nominating committee of Capital One Financial Corporation.

Jeffery S. Perry
Director since: 2020 Independent Age: 58 Committees: Audit; NESG

Biography:

Founder and CEO of Lead Mandates LLC, a business and leadership advisory firm; EY Global Client Service Partner for major consumer product accounts of Ernst & Young LLP, a leading global professional services firm, from 2014 until his retirement in 2020.

Current Public Company and Registered Investment Company Boards:

MasterBrand, Inc. and Equitable Funds

Skills & Qualifications:

Mr. Perry has extensive experience as a strategic, operational and financial advisor helping boards of directors and management teams. He held several senior positions with Ernst & Young and A.T. Kearney Inc. and is the founder and Chief Executive Officer of Lead Mandates LLC. Mr. Perry brings to our Board relevant experience and perspective in advising on mergers, acquisitions, integrations, divestitures, business transformations of consumer products companies. He serves as chair of the nominating committee of MasterBrand, Inc. and as a Board member of the Chicago Chapter of the National Association of Corporate Directors and other non-profit organizations.

The Board of Directors recommends that you vote FOR the election of each nominee named above.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Proposal 1 – Election of Directors | 10

CLASS II DIRECTORS – TERM EXPIRING 2025

Amit Banati
Director since: 2020 Independent Age: 55 Committees: Audit; Compensation

Biography:

Vice Chair and Chief Financial Officer of Kellanova (formerly Kellogg Company), a leader in global snacking, international cereal, noodles and frozen foods, from January 2023 to Present; Senior Vice President and Chief Financial Officer of Kellogg Company from July 2019 to January 2023; President - Asia Pacific, Middle East, Africa of Kellogg Company prior thereto.

Skills & Qualifications

Mr. Banati has extensive executive leadership and operations experience in leading consumer products companies and also brings significant financial management and accounting expertise to our Board. He brings to our Board the perspective of a leader with significant domestic and international experience in the consumer products industry. His financial and accounting expertise, global operations leadership and management experience, as well as his experience executing transformational public company initiatives brings valuable insight to our Board.

Irial Finan
Director since: 2019 Independent Age: 66 Committees: Compensation; NESG

Biography:

Retired since April 2018; Consultant to the CEO of The Coca-Cola Company, a beverage company, from January 2018 to March 2018; Executive Vice President of The Coca-Cola Company and President of Coca-Cola Bottling Investments Group, a bottling operations company, prior thereto.

Current Public Company Boards:

Smurfit Kappa Group plc

Former Public Company Boards:

Coca-Cola European Partners plc and Coca-Cola Bottlers Japan Holdings, Inc.

Skills & Qualifications

Mr. Finan’s extensive operations and strategy experience with The Coca-Cola Company and its worldwide bottling operations for more than 30 years, brings to our Board the perspective of a leader with significant international executive and operational experience in a consumer products industry. Mr. Finan's board experience, including serving as Chair of Smurfit Kappa Group plc., provides him with valuable insight into board operations. He also serves on multiple non-profit boards.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Proposal 1 – Election of Directors | 11

Susan S. Kilsby
Director since: 2015 Independent, Non-Executive Chair Age: 65 Committees: Compensation; NESG (Chair); Executive (Chair)

Biography:

Retired since May 2014; Senior Advisor at Credit Suisse AG, an investment banking firm, prior thereto.

Current Public Company Boards:

Diageo plc and Unilever plc

Former Public Company Boards:

Shire plc, BBA Aviation plc, BHP Group plc and BHP Limited

Skills & Qualifications

Ms. Kilsby has a distinguished global career in investment banking and brings extensive merger and acquisition, finance and international business experience to the Board. In addition to serving as a Senior Advisor, Ms. Kilsby also served as Managing Director of European Mergers and Acquisitions at Credit Suisse. She also held a variety of senior positions with The First Boston Corporation, Bankers Trust and Barclays de Zoete Wedd. Ms. Kilsby also has extensive board experience, including serving as Chair of Shire plc for 5 years. She also serves on multiple non-profit boards and as a member of the Takeover Panel, a UK independent body that regulates takeovers in the United Kingdom for the purpose of ensuring fair treatment for shareholders and an orderly framework for takeover bids. Her extensive history of board and committee service provides her with expertise in board oversight and function of board committees.

CLASS III DIRECTORS – TERM EXPIRING 2026

Nicholas I. Fink
Director since: 2020 Age: 49 Committees: Executive

Biography:

Chief Executive Officer of Fortune Brands Innovations, Inc. since January 2020; President & Chief Operating Officer of Fortune Brands from March 2019 to January 2020; President of Fortune Brands Global Plumbing Group prior thereto.

Current Public Company Boards:

Constellation Brands, Inc.

Skills & Qualifications

Mr. Fink’s leadership as Chief Executive Officer of the Company and his significant international and consumer brand and business operating experience, as well as his mergers and acquisitions and strategy expertise provide him with intimate knowledge of our operations, the opportunities for growth and the challenges faced by the Company. He joined the Company as Senior Vice President, Global Growth & Corporate Development in June 2015 and held several leadership positions within the Company's operations prior to being named Chief Executive Officer in 2020. Mr. Fink has successfully navigated the Company and its leaders through the COVID-19 pandemic and continues to transform our Company. Prior to joining Fortune Brands, Mr. Fink held key leadership positions at Beam Suntory, Inc., a global spirits company, including serving as President of Asia Pacific/South America of Beam Suntory, Inc.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Proposal 1 – Election of Directors | 12

A.D. David Mackay
Director since: 2011 Independent Age: 68 Committees: Audit, Compensation (Chair); Executive
Biography: Retired since January 2011; President and Chief Executive Officer of Kellogg Company, a packaged foods manufacturer, prior thereto. Current Public Company Boards: The Clorox Company
Skills & Qualifications

Mr. Mackay held various key executive positions with Kellogg Company including Chief Executive Officer and Chief Operating Officer, bringing to our Board the perspective of a leader who faced a similar set of external economic, social and governance issues to those that face our Company. Mr. Mackay also has significant international business experience, as well as extensive board experience. His prior Board experience serving as both an executive Chairman (Kellogg Co.) and non-executive Chairman (Beam, Inc.) on public company boards and his previous leadership roles provide him with expertise in board operations, executive compensation and succession planning matters. Mr. Mackay also serves on the boards of several non-profit organizations.

Stephanie Pugliese
Director since: 2023 Independent Age: 53 Committees: Audit; NESG

Biography:

Former President, Americas of Under Armour, Inc., a global sportswear brand, from September 2019 to March 2023; President and Chief Executive Officer of Duluth Holdings, Inc., a U.S. retailer of casual wear, workwear, and accessories, prior thereto.

Former Public Company Boards:

Duluth Holdings, Inc.

Skills & Qualifications

Ms. Pugliese held various key executive positions with Under Armour, Inc. and Duluth Holdings, Inc., bringing to our Board the perspective of an experienced leader with international, commercial, operational, and strategic responsibilities including oversight for digital and e-commerce businesses and marketing. She has served as a public company chief executive officer and board member of Duluth Holdings, Inc., during the time that the company went public in 2015. She also serves on the board of Cooper's Hawk Winery and Restaurants, a privately-held restaurant business.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Corporate Governance | 13

Corporate Governance

Fortune Brands is committed to maintaining strong corporate governance practices that are good for our stockholders and our Company. We are dedicated to maintaining these practices and upholding high standards of conduct.

Corporate Governance Principles

The Board maintains a set of Corporate Governance Principles which describe our corporate governance practices and assist the Board in exercising its responsibilities. The Corporate Governance Principles address corporate governance matters such as Board composition, Board performance and responsibilities, Board meeting and Board committee procedures, oversight of the management succession planning process and review of Company risks. The Corporate Governance Principles also include a Director Code of Conduct. A copy of the Corporate Governance Principles can be found at https://ir.fbin.com/governing-high-standards.

Director Independence

The Company’s Corporate Governance Principles provide that a majority of the members of the Board shall be independent directors. New York Stock Exchange requirements, as well as the Company’s committee charters, require that each member of the Audit, Compensation and NESG Committees be independent. The Board applies the definition of independence found in the New York Stock Exchange Listed Company Manual in determining which directors are independent. When determining each director’s independence, the Board also considered charitable contributions made by the Company to organizations with which each director is affiliated. The Company's Corporate Governance Principles require that each independent director promptly discloses to the Board any existing or proposed relationships or transactions that could impact his or her independence.

Applying that definition, Messrs. Banati, Finan, Mackay, Morikis, Perry, Thomas, Waters and Mses. Chande, Hackett, Kilsby and Pugliese were affirmatively determined by the Board to be independent. Due to Mr. Fink’s employment with the Company, he is not considered independent.

Board Refreshment and Succession

BOARD COMPOSITION*

Since 2019
+6	-5	44%	33%	5.7 yrs
Members Added	Members Retired	Female	Racial/Ethnic Diversity	Average Tenure

*Represents composition following Messrs. Morikis and Waters retirements after the conclusion of the Annual Meeting.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Corporate Governance | 14

The Board believes that Board refreshment and director succession are important to ensuring that Board composition is aligned with the needs of the Company and the Board. The Board also believes that continuity is critical to the effectiveness of the Board as a group over time and allows directors to develop a deeper understanding of the Company. The NESG Committee assesses the composition of the Board and aims to strike a balance between Board members with longer term service and newer members who bring a fresh perspective.

As part of the Board's succession planning process and in anticipation of Mr. Waters' retirement from the Board following the Annual Meeting, the Board appointed Amee Chande as a Class I director. The Board's strong commitment to succession and refreshment have been demonstrated over the last five years by adding six directors. The majority of the director appointments over this period of time also demonstrates the Board's commitment to increasing racial and gender diversity. As a result of the Board's succession planning process, the Board's gender diversity has increased to 44% and ethnicity/racial diversity has increased to 33% when taking into account Messrs. Morikis' and Waters' retirements immediately following the Annual Meeting.

Board Leadership Structure

The Board of Directors has determined that is in the best interests of our stockholders to have an independent, non-executive chair serve as the Company’s Board Chair at this time. This leadership structure aids the Board’s oversight of management and allows our Chief Executive Officer ("CEO") to focus primarily on his management responsibilities. The non-executive Chair has the responsibility of presiding over all meetings of the Board, consulting with the CEO on Board meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the CEO and advising him or her on the efficiency of Board meetings, facilitating teamwork and communication between the non-management directors and management, as well as additional responsibilities that are more fully described in the Company’s Corporate Governance Principles. In addition, the Company’s non-executive Chair facilitates the Board’s annual performance assessment of the CEO.

The Board does not believe that a single leadership structure is right at all times, so the Board periodically reviews its leadership structure to determine, based on the circumstances at the time, whether other leadership structures might be appropriate for the Company. The Board has been and remains committed to maintaining strong corporate governance practices and appropriate independent oversight of management. If, in the future, the Board appoints an executive chair or any other non-independent director as chair, the Board will elect an independent director to serve as the Lead Director. The duties of the Chair of the Board and Lead Director are further described in our Corporate Governance Principles.

Executive Sessions

Pursuant to the Company’s Corporate Governance Principles, non-management directors of the Board are required to meet on a regularly scheduled basis without the presence of management and are led by the Non-Executive Chair. During 2023, Ms. Kilsby led these sessions. In addition, Board committees also met in executive session periodically throughout the year, as deemed appropriate by such committee.

Director Nomination Process

The NESG Committee is responsible for, among other things, screening potential director candidates, recommending qualified candidates to the Board for nomination, assessing director independence and evaluating whether the Board and its committees are functioning effectively. The nomination process is designed to ensure that the NESG Committee fulfills its responsibility to recommend candidates that are properly qualified to serve the Company for the benefit of all of its stockholders, consistent with the standards established under the Company’s Corporate Governance Principles. The NESG Committee uses the following process when recommending candidates:

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Corporate Governance | 15

When identifying director candidates, the NESG Committee evaluates the composition of the Board to determine whether there are any evolving needs that require an expert in a particular field or other specific skills or experiences. When evaluating director candidates, the NESG Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, leadership, conflicts of interest, integrity, ethics, original thinking and commitment to the goal of maximizing stockholder value, as well as diversity of background and experiences of the Board as a whole. The Committee also focuses on education, professional experience and differences in viewpoints and skills. The NESG Committee engaged a search firm to assist in identifying and evaluating potential director candidates during 2023. To align with the Board’s intent to increase diverse representation, the search firm was instructed to include a slate of candidates by including individuals who are diverse in gender and race when searching for new director candidates during 2023. Ms. Pugliese was identified as a potential director candidate through a third-party search firm and Ms. Chande was first identified as a potential director candidate by a non-management director. Both candidates, along with other potential candidates, underwent a rigorous background check and interview process led by the search firm before being presented to the NESG Committee for consideration.

With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are considered. The Board generally will not re-nominate a director at the annual meeting of stockholders following his or her 72nd birthday; however, the Board has the discretion to re-nominate a director after reaching age 72 if it believes that nomination is in the best interest of the Company’s stockholders.

In connection with future director elections, or any time there is a vacancy on the Board, the NESG Committee may retain a third-party search firm to assist in identifying qualified candidates who meet the needs of the Board at that time. The Board is committed to the inclusion of diverse candidates when conducting a director candidate search; however, in considering candidates for the Board, the NESG Committee considers the entirety of each candidate’s credentials in the context of these standards.

It is the NESG Committee’s policy to consider director candidates recommended by stockholders, if such recommendations are properly submitted to the Company. Stockholders that wish to recommend an individual as a director candidate for consideration by the NESG Committee can do so by writing to the Secretary of Fortune Brands at 520 Lake Cook Road, Deerfield, Illinois 60015. Recommendations must include the recommended candidate’s name, biographical data and qualifications, as well as other information that would be required if the stockholder were actually nominating the recommended candidate pursuant to the procedures for such nominations provided in our Bylaws. The NESG Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the NESG Committee. The NESG Committee may contact the stockholder making the recommendation to discuss the qualifications of the candidate and the stockholder’s reasons for making the recommendation. Members of the NESG Committee may then interview the candidate if the committee deems the candidate to be appropriate. The NESG Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board. For a stockholder to directly nominate a candidate for director, such stockholder must follow the procedures set forth in the Company’s Bylaws.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Corporate Governance | 16

Board and Committee Evaluation Process

To increase the effectiveness and provide an opportunity to improve processes and effectiveness, the NESG and the Chair of the Board facilitate an annual evaluation of the Board and its committees.

Review of Evaluation Process

Annually, in December, the NESG Committee reviews the process used for the annual evaluation of the Board and its committees. It considers whether to make adjustments to the approach used to facilitate meaningful feedback and the topics to cover during the evaluation. In 2024, the NESG Committee adjusted its typical approach by including feedback from the Company's management team about 2023 Board and committee process.

Feedback
Incorporated

Following the executive session discussion, the Board aligns on how to incorporate feedback throughout the coming year and works with the management team to implement changes, if any.

Conduct Board and Committee Evaluations

The evaluation typically includes an interview of each director covering topics relating to the function, culture and performance of the Board and its committees, Board oversight, responsibilities and resources. The Chair of the Board (who also serves as the Chair of the NESG Committee) leads this process. In 2024, Ms. Kilsby interviewed each board member and certain members of the management team relating to 2023 Board and committee evaluations.

Summary of Evaluations After interviewing each Board member and certain members of management, the Chair summarizes the feedback received.

Review Results in Executive Session The independent members of the Board of Directors meet to discuss the summary of the results of the evaluation.

Director Orientation and Continuing Education

New directors participate in comprehensive orientation sessions that are designed to familiarize them with the Company’s strategic plans, operations, financial information and governance, board and committee operations, among other relevant topics. This orientation program is considered an essential part of the director onboarding process. New director orientation is tailored to complement the background of the new director.

The Board is briefed regularly on a variety of topics such as industry updates, corporate governance developments, the Company’s regulatory environment, applicable federal securities and state corporate laws, financial principles and standard accounting procedures. In addition, the Corporate Governance Principles provide for the Company to make external continuing education opportunities available to directors and reimburse costs incurred while furthering their education. These activities are designed to ensure that the Board remains knowledgeable about the most important issues affecting our Company and its businesses.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Corporate Governance | 17

In 2023, management brought in a third-party advisor to provide education to our Board on artificial intelligence, including the risks and opportunities it provides to our Company and our industry. In addition, several directors participated in external continuing education focused on a variety of topics, including corporate governance, ESG developments, leadership succession planning, the lead director function, audit committee functions, and enterprise risk management process and innovation. Ms. Chande obtained a third-party certification in cyber-security oversight in 2023.

Policies with Respect to Transactions with Related Persons

The Board adopted a Code of Business Conduct and Ethics which sets forth various policies and procedures intended to promote the ethical behavior of all of the Company’s employees, officers and directors (the “Code of Conduct”). The Board has established a Compliance Committee (comprised of management) which is responsible for administering and monitoring compliance with the Code of Conduct (other than monitoring director compliance which is the responsibility of the NESG Committee). The Compliance Committee meets quarterly and periodically reports on the Company’s compliance efforts to the Audit Committee and the Board.

The Board has also established a Conflicts of Interest Committee (comprised of management) which is responsible for administering, interpreting and applying the Company’s Conflicts of Interest Policy, which describes the types of relationships that may constitute a conflict of interest with the Company. Under the Conflicts of Interest Policy, directors and executive officers are responsible for reporting any potential related person transaction (as defined in Item 404 of Regulation S-K) to the Conflicts of Interest Committee in advance of commencing a potential transaction. The Conflicts of Interest Committee will present to the Audit Committee any potential related party transaction. The Audit Committee will evaluate the transaction, determine whether the interest of the related person is material and approve or ratify, as the case may be, the transaction. In addition, the Company’s executive officers and directors annually complete a questionnaire on which they are required to disclose any related person transactions and potential conflicts of interest. The Company's Chief Legal Officer reviews the responses to the questionnaires, and, if a related person transaction is reported by a director or executive officer, submits the transaction for review by the Audit Committee. The Conflicts of Interest Committee also reviews potential conflicts of interest and reports findings involving any director of the Company to the NESG Committee. The NESG Committee will review any potential conflict of interest involving a member of the Board to determine whether such potential conflict would affect that director’s independence.

Certain Relationships and Related Transactions

Since January 1, 2023, the Company did not participate in any transactions in which any of its directors or executive officers, any immediate family member of any of its directors or executive officers, or any beneficial owner of more than 5% of the Company’s Stock, had a direct or indirect material interest.

Communication with the Board

The Board and management encourage communication from the Company’s stockholders. Stockholders who wish to communicate with the Company’s management should direct their communication to the CEO or the Secretary of Fortune Brands at 520 Lake Cook Road, Deerfield, Illinois 60015. Stockholders, or other interested parties, who wish to communicate with the non-management directors or any individual director should direct their communication c/o the Secretary at the address above. The Secretary will forward communications intended for the Board to the Chairman of the Board, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in his or her discretion, forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Corporate Governance | 18

Risk Management

The responsibility for the day-to-day management of risks lies with the Company’s management team; however, the Board has an active role, as a whole and also at the committee level, in overseeing the strategy and process for managing the Company’s risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about all of the risks described below. The Board’s assignment of responsibility for the oversight of specific risks to its committees enables the entire Board, under the leadership of the Chair and the CEO, to better monitor the risks of the Company and more effectively develop strategic direction, taking into account the magnitude of the various risks facing the Company.

BOARD OF DIRECTORS

The Board is responsible for overseeing the strategy and process for managing the Company's risks, including risks relating to the Company’s business strategy, resource allocation, credit, liquidity and operations, talent development and succession programs and practices.

AUDIT

Oversees management of the Company’s financial and operational risks and the Enterprise Risk Management ("ERM") program.

Oversees cybersecurity-related risks and certain climate-related risks, such as physical risk to our operations and supply chains and commodity price volatility resulting from severe weather events caused by climate change and regulations designed to protect the environment.

Annually review the ERM program. Review ERM and Cybersecurity updates on a quarterly basis, if applicable.

COMPENSATION

Oversees management of risks relating to the compensation paid to the Company’s executives and the Company’s compensation plans.

Annually, the Compensation Committee’s independent compensation consultant conducts an assessment of the risks associated with the Company’s executive compensation policies and practices.

NESG

Oversees management of risks associated with the independence of the Board, potential conflicts of interest of Board members and the Company’s corporate governance structure.

Oversees the Company’s ESG programs, initiatives and related risks, which include the Company’s environmental, health and safety, DEI, philanthropy, global citizenship and other social and governance programs and policies.

MANAGEMENT

Management is responsible for identifying, assessing, mitigating and managing risks. The Company’s overall ERM program identifies both external risks (i.e., economic) and internal risks (i.e., strategic, operational, financial and compliance, including climate-related), assesses and ranks these risks according to the likelihood of occurrence and the potential monetary impact. It also assesses the Company’s plans to mitigate such risks. Management regularly reviews and discusses risks and mitigation efforts associated with each of the Company’s businesses with the Board of Directors.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Corporate Governance | 19

Cybersecurity Risks

The Company has a comprehensive enterprise-wide cybersecurity program informed by the U.S. Department of Commerce National Institute of Standards and Technology Cybersecurity Framework and maintains security risk insurance coverage to defray the costs of potential information security breaches. The Company conducts automated online training annually for its employees and mock phishing campaigns throughout the year. The Company’s cybersecurity team provides regular updates to our senior executives and the chief information officer typically reports twice a year to the Audit Committee on the status of the Company’s data security positions, results for third-party assessments, our incident response plan, and any material cybersecurity threats and developments. In 2023, the Company’s chief information officer reported to the full Board on the Company’s cybersecurity programs and risk mitigation efforts. Beginning in 2024, cybersecurity updates are scheduled to be provided to the Audit Committee on a quarterly basis. For more information on cybersecurity oversight, please refer to Item 1C, "Cybersecurity" in our most recent Annual Report on Form 10-K.

Compensation Risks

The Compensation Committee’s compensation consultant, Willis Towers Watson ("WTW") conducted an annual assessment of the risks associated with the compensation policies and practices used to compensate the Company’s executives and reports on the assessment to the Compensation Committee. In 2023, the Company’s compensation consultant analyzed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and whether incentive designs include appropriate risk-mitigation provisions. After reviewing the compensation consultant’s analysis, the Compensation Committee concluded that none of the Company’s compensation arrangements encourage excessive risk taking and are consistent with the structure and design of other companies of similar size and industry sector. The Company utilizes the following risk-mitigating design features:

•
The Company uses multiple and diverse performance metrics in incentive plans;
•
The upside on payout potential is capped for both short-term and long-term incentives;
•
The Company utilizes multiple long-term incentive vehicles, with PSAs historically having overlapping three-year performance cycles;
•
The majority of an individual’s total compensation mix is not derived from a single component of compensation; and
•
The Company maintains stock ownership guidelines, a policy prohibiting hedging and pledging of Company Stock and a formal clawback policy.

As described in our CD&A, compensation decisions are made using a combination of objective and subjective considerations designed to mitigate excessive risk taking by executives.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Corporate Governance | 20

Meeting Attendance

Each director nominee and continuing director attended more than 90% of the total meetings of the Board and committees of the Board of which the director was a member during 2023.

Pursuant to the Company’s Corporate Governance Principles, all directors are encouraged to attend the Annual Meeting of Stockholders. All of the Company's then-serving directors attended our 2023 Annual Stockholder Meeting, with the exception of Mr. Thomas, who retired immediately following the meeting.

Board Committees

The Board has established an Audit Committee, a Compensation Committee, an Executive Committee and a NESG Committee. A list of current Committee memberships may be found on the Company’s website at https://ir.fbin.com/committees-and-charters. The Committee memberships as of the date of this Proxy Statement are set forth below:

2023 MEETINGS

7 Board meetings 10 Audit 5 Compensation 4 NESG

Name	Audit	Compensation	NESG	Executive
Amit Banati	•	•
Amee Chande	•		•
Irial Finan		•	•
Nicolas I. Fink				•
Ann F. Hackett		•	•
Susan S. Kilsby		•	«	«
A. D. David Mackay	•	«		•
John G. Morikis	•	•
Jeffery S. Perry	•		•
Stephanie Pugliese	•		•
Ronald V. Waters, III	«		•	•
2023 Meetings	10	5	4	0
• Member « Chair

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Corporate Governance | 21

AUDIT COMMITTEE

2023 Meetings 10 Chair Ronald Waters Members Amit Banati Amee Chande A.D. David Mackay John Morikis Jeffery Perry Stephanie Pugliese

Roles and Responsibilities

The Audit Committee’s primary function is to assist the Board in overseeing the (i) integrity of the Company’s financial statements, the financial reporting process and the Company’s system of internal controls; (ii) the Company’s compliance with legal and regulatory requirements; (iii) independence and qualifications of the Company’s external auditors; (iv) performance of the Company’s external and internal auditors; and (v) the Company’s enterprise risk management program, which includes oversight of cybersecurity and climate related risks.

Each member of the Audit Committee is financially literate. In addition, Messrs. Banati, Mackay and Waters each have accounting or financial management expertise and is an audit committee financial expert as defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each Audit Committee member has also been determined by our Board to be independent as such term is defined in the Exchange Act and the New York Stock Exchange Listed Company Manual.

COMPENSATION COMMITTEE

2023 Meetings 5 Chair A. D. David Mackay Members Amit Banati Irial Finan Ann Hackett Susan Kilsby John Morikis

Roles and Responsibilities

The Compensation Committee’s primary function is to assist the Board in attracting and retaining high quality leadership by (i) developing and critically reviewing the Company’s executive compensation program design and pay philosophy; and (ii) setting the compensation of the Company’s executive officers in a manner that is consistent with competitive practices and Company, business and individual performance.

Each member of the Compensation Committee has been determined by our Board to be independent as such term is defined in the Exchange Act and the New York Stock Exchange Listed Company Manual.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Corporate Governance | 22

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has (i) served as one of the Company’s officers or employees, or (ii) had a relationship requiring disclosure under Item 404 of Regulation S-K.

Compensation Committee Procedures

The Compensation Committee directs management to prepare financial data to be used by the Compensation Committee in determining executive compensation. In addition, members of the Company’s human resources department assist in the preparation of executive compensation tally sheets and historical information describing compensation paid to executives, program design and plan provisions, and the Compensation Committee’s independent consultant provides market data for use in determining executive compensation. The Compensation Committee is presented with recommendations from management and from the Committee’s independent compensation consultant as to the level and type of compensation and related program designs provided to the Company’s executive officers. Members of the Company’s legal department provide the Compensation Committee with general advice on laws applicable to executive compensation.

The CEO attends meetings of the Compensation Committee, except for portions of meetings where his performance or compensation is being discussed. The CEO’s feedback on each officer’s performance is essential in the Compensation Committee’s determination of the officer’s salary, target annual incentive and long-term -equity compensation determinations. See pages 27-42 of this Proxy Statement for more information about how the Compensation Committee determined executive officer compensation in 2023.

Compensation Committee Consultant

WTW has served as the Compensation Committee's independent compensation consultant since 2020. In 2023, WTW received fees of approximately $261,000 for executive compensation related services provided to the Compensation Committee. In their capacity as independent compensation consultant, WTW reported directly to the Compensation Committee and provided the following services and information to the Compensation Committee:

•
Made recommendations as to best practices for structuring executive pay arrangements and executive compensation (including the amount and form of compensation) consistent with the Company’s business needs, pay philosophy, market trends and latest legal, regulatory and governance considerations;
•
Performed an assessment of the Company’s compensation peers;
•
Made recommendations as to non-employee director and executive compensation best practices, pay arrangements, short and long term incentive program design, and equity compensation;
•
Provided market data (including compiling compensation data and related performance data) as background for decisions regarding the compensation of the CEO and other executive officers;
•
Performed an assessment of risks associated with the Company’s compensation structure and design; and
•
Attended Compensation Committee meetings (including executive sessions without the presence of management) and summarized alternatives for compensation arrangements that may have been considered in formulating final recommendations, as well as the consultant’s rationale for supporting or opposing management’s proposals.

WTW was also engaged separately by management to provide certain human capital, benefits and corporate risk and brokering services to the Company for which WTW received approximately $1.38 million in 2023. While these fees for WTW services are reviewed annually by the Compensation Committee as part of the Committee’s review of WTW’s independence, the Committee does not approve these additional services provided by WTW to the Company because they are of the type directly secured by management in the ordinary course of business.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Corporate Governance | 23

NESG COMMITTEE

2023 Meetings 4 Chair Susan Kilsby Members Amee Chande Irial Finan Ann Hackett Jeffery Perry Stephanie Pugliese Ronald Waters

Roles and Responsibilities

The NESG Committee’s primary functions are to (i) provide recommendations to the Board with respect to the organization and function of the Board and its committees; (ii) recruit, identify and recommend qualified potential director candidates and nominees; (iii) review the qualifications and independence of directors and provide recommendations to the Board regarding composition of the committees; (iv) develop and recommend to the Board a set of corporate governance principles; (v) oversee the process of the evaluation of the Board and management; and (vi) oversee the Company’s environmental, social and governance programs, policies and related risks. The NESG Committee also makes recommendations to the Board regarding the level and composition of compensation for non-employee directors and grants annual equity awards to non-employee directors.

Each member of the NESG Committee has been determined by our Board to be independent as such term is defined in the Exchange Act and the New York Stock Exchange Listed Company Manual.

EXECUTIVE COMMITTEE

Role

The purpose of the Executive Committee is to act in lieu of the full Board, when and if necessary. The Executive Committee has the same authority of the full Board, with the exception of specific powers that are required by Delaware law to be exercised by the full Board. In 2023, there were no actions that required the Executive Committee to meet in place of the full Board.

The Executive Committee may not amend the Company’s charter, adopt an agreement of merger, recommend actions for stockholder approval, amend or repeal the Bylaws, elect or appoint any director or remove an officer or director, amend or repeal any resolutions of the Board, fix the Board’s compensation, and unless expressly authorized by the Board, declare a dividend, authorize the issuance of stock or adopt a certificate of merger.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Corporate Governance | 24

Other Corporate Governance Resources

The Company’s Corporate Governance Principles, the Company’s Code of Business Conduct and Ethics and the Company’s Code of Ethics for Senior Financial Officers are available on the Company’s website at https://ir.fbin.com/governing-high-standards.

The charters of each committee are also available on the Company’s website at https://ir.fbin.com/committees-and-charters. A copy of our ESG report and other ESG resources are also available on the Company’s website at https://www.fbin.com/corporate-responsibility.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Director Compensation | 25

Director Compensation

Fortune Brands is committed to attracting and retaining qualified and experienced directors to contribute to the Board’s effectiveness and the Company’s goal of maximizing stockholder value. To accomplish this, the Company maintains a non-employee director compensation program that consists of cash and equity retainers.

During 2022 and in connection with the Separation and establishment of a new compensation peer group, the NESG Committee assessed the Board's compensation program, elements of compensation and amounts paid. Based on this assessment and with the assistance of WTW, the Board modified the non-employee director compensation program, effective January 1, 2023, to (i) eliminate committee membership fees; (ii) increase the value of the annual cash retainer from $100,000 to $120,000; and (iii) increase the value of the annual equity retainer from $145,000 to $160,000.

Compensation Elements

Below is a description of the 2023 non-employee director compensation program.

Compensation Element*	Compensation Amount

Cash Retainer**	$120,000

Equity Retainer	$160,000 in Company Stock

Committee Chair Fee	$15,000 for service as Chair of the Audit Committee, Compensation Committee or the NESG Committee

Board Chair Fee	$200,000

Stock Ownership Guidelines***	Ownership of Company Stock equivalent to five times the annual cash retainer within five years of joining the Board

* Directors may elect to convert cash retainers into Company Stock, defer receipt of cash or equity retainers, or defer Company Stock received as a result of a cash conversion program under the Company's Non-Employee Director Deferred Compensation Plan and the Stock Election Program. Receipt of any deferral made under the Company's Non-Employee Deferred Compensation Plan is made in the January following the year in which the individual ceases serving as a director of the Company.

** Cash compensation elements are pro-rated to reflect the portion of the year the director served on the Board or committee, or as Chair of a committee.

*** All of our directors currently meet the multiple or fall within the five-year time period allowed to meet the multiple under the Stock Ownership Guidelines.

Director Stock Ownership Guidelines

To further align the Board’s interests with those of our stockholders, the Board maintains Stock Ownership Guidelines for non-employee directors. The guidelines encourage non-employee directors to own Company Stock with a fair market value equal to five times the annual cash retainer ($600,000) and allow directors five years from the date of election to meet the guidelines. Shares owned directly by a director, the director’s spouse, minor children sharing the same home and any shares held in trust for the benefit of the director or his/her family, as well as any shares that have been deferred pursuant to the Company’s Deferred Compensation Plans, are counted towards ownership. For information about the beneficial ownership of the Company’s securities held by directors and executive officers, see “Certain Information Regarding Security Holdings” on pages 62-63.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Director Compensation | 26

Anti-Hedging and Anti-Pledging Policy

The Company has a policy prohibiting directors and executives from hedging or pledging Company Stock, including Company Stock held indirectly, and from engaging in any derivative transactions designed to offset the decrease or increase in the market value of the Company’s stock.

2023 DIRECTOR COMPENSATION*
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

Amit Banati	$120,000	$159,994	n/a	n/a	n/a	$6,432	$286,426
Amee Chande	$69,863	$149,479	n/a	n/a	n/a	$11,205	$230,547
Irial Finan	$120,000	$159,994	n/a	n/a	n/a	$1,455	$281,449
Ann F. Hackett	$120,000	$159,994	n/a	n/a	n/a	$1,455	$281,449
Susan S. Kilsby	$327,500	$159,994	n/a	n/a	n/a	$6,451	$493,945
A.D. David Mackay	$135,000	$159,994	n/a	n/a	n/a	$6,432	$301,426
John G. Morikis	$120,000	$159,994	n/a	n/a	n/a	$6,455	$286,449
Jeffery S. Perry	$120,000	$159,994	n/a	n/a	n/a	$6,455	$286,449
Stephanie L. Pugliese	$98,667	$188,199	n/a	n/a	n/a	$6,356	$293,222
David M. Thomas	$50,625	$—	n/a	n/a	n/a	$6,209	$56,834
Ronald V. Waters	$135,000	$159,994	n/a	n/a	n/a	$11,702	$306,696

* Although Mr. Fink serves as member of the Board, he does not receive any additional compensation for such service. Mr. David M. Thomas retired from the Board in May 2023. Ms. Pugliese and Ms. Chande were appointed to the Board effective March 6, 2023 and June 1, 2023, respectively.

(1)
Mr. Finan elected to convert the cash fees he earned in 2023 to Company Stock and defer payment of the stock until the January following the year in which he ceases to be a director, pursuant to the Non-Employee Director Deferred Compensation Plan. As a result of the conversion of his cash fees to Company Stock, Mr. Finan deferred the receipt of 1,952 shares of Company Stock in 2023.
(2)
The amounts in this column represent the aggregate grant date fair value of the stock awards granted in 2023, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). In May 2023, each non-employee director received an annual stock grant that was determined by dividing the dollar value of the annual equity retainer $160,000 by the closing price of the Company's Stock on the grant date $64.67, rounded to the nearest share, resulting in 2,474 shares of Company Stock. Mr. Finan elected to defer receipt of his stock award granted in 2023 until the January following the year in which he ceases being director. Ms. Pugliese and Ms. Chande each received a pro-rated annual stock grant that was determined in the same manner. Ms. Pugliese's pro-rated grant was determined by dividing the pro-rated dollar value of the grant for the portion of the year during which Ms. Pugliese was engaged by the Board by the closing price of the Company's Stock on the grant date ($64.67), rounded to the nearest share, resulting in 436 shares of Company Stock. Similarly, Ms. Chande's pro-rated grant was determined by dividing the pro-rated dollar value of the grant for the portion of the year during which Ms. Chande was engaged by the Board by the closing price of the Company's Stock on the grant date ($61.27), rounded to the nearest share, resulting in 2,440 shares of Company Stock. As of December 30, 2023, Ms. Hackett and Messrs. Finan, Morikis and Thomas had the following number of deferred shares of Company Stock outstanding: 34,815, 4,426, 5,742, and 2,914, respectively.
(3)
Included in this column are premiums paid for group life and AD&D insurance coverage and the Company’s match on gifts paid by the director to charitable organizations, both of which are benefits generally available to Company employees. Under the Company’s matching gift program, the Company makes a 100% match of gifts totaling up to $5,000 annually made by the director to an eligible charitable institution and which is included in this column for each director that utilized the program. Also included in this column are costs associated with the Company’s concierge health service program, and cybersecurity privacy protection program. The Company's incremental cost for Mr. Waters' personal use of the Company aircraft is also reflected in this column.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 27

Compensation Discussion and Analysis

This CD&A describes the Fortune Brands’ executive compensation program and explains how the Compensation Committee made compensation decisions for the following NEOs in 2023*:

Nicholas I. Fink	David V. Barry	Cheri M. Phyfer	Hiranda S. Donoghue	Sheri R. Grissom
Chief Executive Officer	Executive Vice President & Chief Financial Officer	Executive Vice President, Group President	Executive Vice President, Chief Legal Officer & Secretary	Executive Vice President & Chief Transformation Officer

*

Mr. Hallinan, former Executive Vice President and Chief Financial Officer of the Company, resigned effective March 2, 2023. Although not pictured here, he is included as an additional NEO because he served as the Company's Chief Financial Officer for a portion of the year. Mr. Barry assumed the role of Executive Vice President and Chief Financial Officer on March 2, 2023. Because the Compensation Committee did not make any changes to Mr. Hallinan's compensation elements prior to his resignation from the Company in March 2023, he has been excluded from the discussion of decisions relating to changes in each element of 2023 compensation arrangements.

This CD&A is divided into the following sections:

Section	Page Number
Executive Summary	27
Results of the 2023 Say on Pay Vote	30
Philosophy and Process for Awarding NEO Compensation	30
Types and Amounts of NEO Compensation Awarded in 2023	36

Executive Summary

Business and Operational Highlights

As discussed in the Proxy Summary above, the Company and its management team executed several significant transformative initiatives in the face of a challenging external environment over the past two years. In 2022, we successfully completed the Separation of our Cabinets business, which represented approximately 40% of the Company's net sales and rebranded our Company to reflect our evolution as a business focused on driving accelerated growth through brands and innovation. We also reorganized the Company from a decentralized structure of separate businesses to a more aligned and efficient operating model designed to support our focus on brands, innovation and channel leadership.

While 2022 was a year of transformation, 2023 was a year of execution, refinement and integration of the significant actions taken in 2022. During 2023, our first full year post-Separation, we prioritized long-term sales growth, margin preservation and cash generation, all while continuing to prioritize key investments, including brand building, thoughtful capacity additions, meaningful innovation, and our digital transformation amid a challenging external environment. We also executed on the strategic acquisition of the Emtek and Schaub premium and luxury door and cabinet hardware business and the U.S. and Canadian Yale and August residential smart locks business (the "Emtek and Yale Business").

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 28

These brands are strong additions to our connected products and luxury portfolios and we believe that they have the potential to be key accelerants for growth.

Our teams have implemented and led through this period of immense change, overseeing our day-to-day operations while also executing on our growth strategy and continuing to implement transformative initiatives. We believe that the actions taken by the leadership team in 2023 have positioned the Company to continue to grow and create long-term value for our stockholders. We also believe that our compensation program and the goals used within our program continue to incentivize and reward performance.

2023 Compensation Highlights

The Company’s compensation programs and practices are designed to pay for performance and to align management’s interests with those of the Company’s stockholders while attracting, motivating and retaining superior talent to lead our Company. The Compensation Committee believes that our compensation program incentivizes strong performance by (i) providing a significant amount of compensation in the form of Company equity, (ii) utilizing both short-term and long-term incentives tied to Company performance and (iii) balancing fixed (base salary) and variable (annual cash incentive and equity) compensation. The material components of our 2023 executive compensation program are summarized in the following chart:

Pay Element	Purpose / Metrics*
Base Salary	Fixed level of cash compensation designed to attract and retain talent
Annual Incentive Plan (“Bonus”)	Variable cash compensation designed to recognize annual financial and operating performance. Metrics were:
• Earnings Per Share (“EPS”) (weighted 60%)
• Operating Income Margin Percent (“OIMP”) (weighted 20%)
• Working Capital Efficiency (“WCE”) (weighted 20%)
Long-Term Incentive Plan (“LTI”)	Variable stock compensation composed of three equity vehicles, each designed to focus management on delivering long-term stockholder value.

•
Performance Share Awards (“PSAs”) granted with a three-year performance cycles. Metrics for the 2023-2025 performance period were:
o
EBITDA Margin Percent (weighted 75%)
o
Return On Invested Capital ("ROIC") (weighted 25%)

• Restricted Stock Units (“RSUs”) subject to vesting in three annual installments
• Stock Options with a ten-year exercise period and subject to vesting in three annual installments

*All references to metrics used to determine incentive compensation are shown in this CD&A on an unaudited and before charges/gains basis. See Appendix A for definitions and a description of the methodology of these non-GAAP measures used to determine incentive compensation.

To support our restructured, centralized organization, the Compensation Committee approved changes to the metrics used in our 2023 annual incentive plan, as compared to our 2022 annual incentive plan, to align the performance metrics for all NEOs. Historically, the annual incentive plan design utilized varying metrics with performance metrics for corporate-based NEOs being based on overall Company financial results while NEOs serving in business unit roles had annual incentive performance metrics tied to specific business unit financial and operating results. Beginning in 2023, the annual incentive award performance metrics for all of the Company's executive officers, including all of the NEOs, were based on EPS (weighted 60%), WCE (weighted 20%) and OIMP (weighted 20%). In addition to establishing a unified set of performance metrics for the NEOs, the Compensation Committee replaced the use of return on net tangible assets ("RONTA"), which was a performance metric under the 2022 annual incentive plan award plan, with OIMP. The

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 29

change in this metric was made to further focus management on delivering the appropriate incremental or decremental margins, which the Compensation Committee believes will drive value creation over time.

The Compensation Committee also approved changes to the metrics used in our PSAs. Beginning with the 2023-2025 performance period, the performance goals were based on three-year cumulative EBITDA Margin Percent (weighted 75%) and ROIC (weighted 25%). The change from the use of EBIDTA to EBITDA Margin Percent was made to further focus management on delivering long-term incremental margin growth. In addition, in order to energize and retain our most critical senior leaders and in recognition of their essential role in leading the business through the Company’s strategic transformation following the Separation and to drive further growth over the next several years, the Compensation Committee approved an increase in the payout opportunity for the 2023 PSAs. The Company's PSAs are generally structured to provide payouts ranging from 0% to 200% of the target award. For one performance cycle (the 2023-2025 performance period), however, the Compensation Committee modified the structure to provide for the potential to earn up to 300% of the target award for the achievement of stretch goals relating to 3-year EBITDA Margin Percent and ROIC, which if achieved would represent a significant increase in sales growth as well as strong operating income performance over the course of the performance period. The Compensation Committee believes that this long-term opportunity will incentivize management to deliver strong performance during this period of strategic transformation and require that the Company deliver exceptional performance in order to receive the maximum payout level of the stretch goals. The maximum payout level has reverted back to 200% of target beginning with the 2024-2026 performance period.

2023 NEO Annual Total Target Compensation

The following chart summarizes annual total target compensation awarded to each NEO in 2023:

Summary of 2023 NEO Annual Total Target Compensation
Named Executive Officer	2023 Annual Base Salary(1)	2023 Annual Incentive Target Value	2023 Long- Term Incentive Award Target Value(2)	2023 Total Target Compensation

Nicholas I. Fink	$1,250,000	$1,625,000	$8,000,000	$10,875,000
David V. Barry	$620,000	$427,293	$1,350,000	$2,397,293
Cheri M. Phyfer	$765,000	$726,750	$2,225,000	$3,716,750
Hiranda S. Donoghue	$525,000	$393,750	$1,000,000	$1,918,750
Sheri R. Grissom	$525,000	$393,750	$1,000,000	$1,918,750
Patrick D. Hallinan	$700,000	$630,000	$0	$1,330,000

(1)
The amounts listed in this column reflect annual base salary in effect as of December 30, 2023 (or, in the case of Mr. Hallinan, as of his last day of employment with the Company).
(2)
Includes the value of the annual target incentive equity awards, expressed as the aggregate grant date fair value of PSAs (at target), stock options and RSUs, as determined using the assumptions found in note 13 to the consolidated financial statement contained in the Company’s Annual Report on Form 10-K for the year ended December 30, 2023 (the “Form 10-K”). Mr. Hallinan did not receive an LTI award as he resigned from his position prior to the grant date.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 30

Results of the 2023 Say on Pay Vote

The Compensation Committee and Board value the input of our stockholders. 91.2% of the votes cast at our 2023 Annual Stockholder Meeting were in support of the Company’s executive compensation program.

The Compensation Committee interpreted the high level of stockholder support as endorsement of the Company's executive compensation program and did not make any changes to the Company’s executive compensation program in response to the 2023 Say on Pay vote.

Over the past five years, our stockholders have overwhelmingly supported our executive compensation program, with an average approval of approximately 92.6% of the votes cast for the Company’s annual say on pay vote.

Philosophy and Process for Awarding NEO Compensation

Philosophy of the Executive Compensation Program

Our executive compensation program is designed to reward NEOs for the achievement of both short-term and long-term financial, strategic and operational goals that lead to the creation of long-term stockholder value. The 2023 executive compensation program was designed to:

Compensation Decision-Making

As illustrated in the table below, all NEOs undergo an annual performance assessment. For Mr. Fink, the Board conducted a formal evaluation of his performance against certain financial, operational, business strategy (which included advancing the Company’s ESG and DEI strategies) and personal development objectives established at the beginning of the year. Progress on such objectives is regularly reviewed throughout the year with the Board. At the end of each year, the Board discusses the CEO’s accomplishments and achievement of the goals with the CEO and in executive session without the presence of the CEO. Following the annual performance review, the Compensation Committee utilizes the market data described below that is provided by WTW to set the CEO’s annual total target compensation based on the results of the performance assessment. For the other NEOs, the CEO reviews and evaluates each of their performance against strategic, financial and operational goals established at the beginning of the year and then presents his evaluations to the Compensation Committee. The Compensation Committee reviews the CEO’s recommendations and market data from WTW and then independently sets each of the other NEO’s annual total target compensation. The CEO does not make any recommendation concerning his own compensation.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 31

While the Compensation Committee considers the input of our CEO and management in the compensation decision-making process, the Compensation Committee is responsible for overseeing our executive compensation program, which includes our annual incentive and long-term incentive programs. The Compensation Committee considers all elements of the Company’s executive compensation program in total, as well as individual performance, Company-wide performance and internal equity and market compensation considerations, when making executive compensation-related decisions.

MARKET REVIEW Performed by independent compensation consultant Considers peer and market practices Provides competitive market positioning for executive roles Influences program design

INTERNAL REVIEW

CEO evaluates performance

CEO and CHRO review market data and internal comparable roles

CEO and CHRO recommend to the Compensation Committee pay adjustments for NEOs (other than himself)

CEO, CFO and CHRO recommend to the Compensation Committee program changes to align with business objectives, including performance metrics and targets

PAY DECISIONS

Compensation Committee carefully considers historical and current market practices, performance, internal pay equity and market trends

Compensation Committee approves program, performance targets and pay levels for the applicable fiscal year

2023 Compensation Peer Group and Market Data

The Compensation Committee uses compensation data from a group of similarly sized peer companies to evaluate our compensation arrangements. With the help of the Compensation Committee’s consultant, each year the Compensation Committee reviews the Peer Group and decides whether any changes should be made.

In anticipation of the Separation in late 2022, the Compensation Committee determined that the existing peer group would need to be adjusted to align with the Company's market and projected revenue following completion of the Separation. In selecting the Peer Group to be used when setting 2023 compensation (the “2023 Peer Group”), the Compensation Committee focused on including companies that were more closely aligned with our industry and our business strategies, such as companies that manufacture household products and provide specialized consumer services, including security and alarm services, and companies with strong brand recognition and technology enabled products. Based on this criteria, the 2023 Peer Group excluded eight prior peer group businesses with less relevance to our Company's business strategies following the Separation (specifically, Ball Corp., Borgwarner Inc., Dover Corp., JELD-WEN Holding, Inc., Parker-Hannifin Corp., Pentair plc, RPM International and The Sherwin-Williams Company). The criteria used to evaluate and select the 2023 Peer Group also included the Company's projected revenue size following the Separation. With the assistance of WTW, the Compensation Committee approved the following 2023 Peer Group for use in connection with 2023 compensation decisions:

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 32

2023 Peer Group

• Allegion plc • A.O. Smith Corporation • ADT Inc. • Church & Dwight Co., Inc. • Leggett & Platt, Incorporated • Lennox International Inc. • Masco Corporation	• Mohawk Industries, Inc. • Newell Brands Inc. • Owens Corning • Resideo Technologies, Inc. • Roper Technologies, Inc. • Snap-On Incorporated • Stanley Black & Decker, Inc.	• Tempur Sealy International Inc. • The Clorox Company • Trane Technologies plc • Whirlpool Corporation • Xylem Inc. • Zurn Elkay Water Solutions Corporation

WTW provided the Compensation Committee with market data to use when considering 2023 NEO compensation adjustments. This market data primarily consisted of revenue size adjusted general industry data received from WTW, supplemented with peer group proxy data described above.

The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company performance, peer compensation levels, experience and impact of individual executives, and individual performance. In determining executive compensation, the Compensation Committee considers all forms of compensation and uses tools – such as tally sheets – to review the value delivered by each component of compensation. When evaluating total target compensation, the Compensation Committee generally strives to set NEO compensation around the 50th percentile of the market data. The Compensation Committee may, however, determine that it is appropriate for total target compensation or any particular element of compensation to exceed or fall below the 50th percentile of the market data for an NEO. The factors that might influence the amount of compensation awarded include market competition for a particular position, the strategic importance of the position, requirements of the position relative to benchmark norms, retention considerations, an individual’s performance, possession of a unique skill or knowledge set, proven leadership capabilities and internal pay equity.

2024 Compensation Peer Group and Market Data

In 2023, the Compensation Committee determined that the peer group to be used when evaluating 2024 compensation decisions should be refined to more closely align with the Company's business focus and to take into account the size of the business following the acquisition of the Emtek and Yale Business and the Company's projected revenue and market capitalization following the completion of the Separation. WTW reassessed the 2023 Peer Group using the same industry and business criteria as in the prior year, with comparably-sized companies with revenues of 0.5 to 2.5 times the Company and a market capitalization of 0.5 to 4.0 times the Company. With the assistance of WTW, the Compensation Committee refined the 2023 Peer Group to remove Trane Technologies and to add Griffon Corporation and Pentair plc (the “2024 Peer Group”). The 2024 Peer Group approved for use in connection with 2024 compensation decisions is:

2024 Peer Group

• Allegion plc • A.O. Smith Corporation • ADT Inc. • Church & Dwight Co., Inc. • Griffon Corporation • Leggett & Platt, Incorporated • Lennox International Inc.	• Masco Corporation • Mohawk Industries, Inc. • Newell Brands Inc. • Owens Corning • Pentair plc • Resideo Technologies, Inc. • Roper Technologies, Inc.	• Snap-On Incorporated • Stanley Black & Decker, Inc. • Tempur Sealy International Inc. • The Clorox Company • Whirlpool Corporation • Xylem Inc. • Zurn Elkay Water Solutions Corporation

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 33

Target Setting Process

Our executive compensation program is designed to create and reinforce a pay for performance culture and incentivize performance without encouraging excessive risk, while recognizing the cyclical nature of our business. In addition, a significant element of our executive compensation program is delivered in the form of equity to align the interests of our executive officers with our stockholders through the risks and rewards of equity ownership.

Beginning in 2023, our Compensation Committee made a fundamental design change to our executive compensation program to align all members of senior management around common performance goals. The Compensation Committee selects performance goals that it believes are core drivers of the Company’s performance and success and are aligned with the interests of our various stakeholders, including employees, customers, and stockholders. By using performance goals under the Company’s incentive programs that are based on EPS, WCE, OIMP, EBITDA Margin and ROIC, the Compensation Committee believes that the program reflects an appropriate balance with respect to incentivizing top-line growth, profitability and efficiency.

The Committee recognizes the importance of achieving an appropriate balance between rewarding executives for strong performance over both the short-term and long-term and establishing realistic but rigorous targets that continue to attract, motivate and retain executives. In 2023, the Compensation Committee dedicated time to assessing the robustness and rigor of our incentive design, considering the following:

•
performance levels in line with our annual operating plan and long-term growth plan;
•
target performance goals and actual results for awards paid in 2022;
•
expected market growth rate in the home products market;
•
the likelihood of achieving various levels of performance, including consideration of macroeconomic factors;
•
the impact of the Separation on the size of our business, including revenue and market capitalization; and
•
measures, program designs and results at companies in our Peer Group.

In addition, when establishing the performance goals, the Compensation Committee seeks to establish goals that measure the Company’s operating results and the success of our management team in achieving our annual operating plan and long-term growth plan. As a result, the key financial measures in our annual and long-term incentive plans are measured on a non-GAAP basis. The Committee may make certain adjustments when calculating these results, such as for the impact of foreign currency exchange rate fluctuations and other significant unusual and/or infrequent events that do not impact the Company’s on-going earnings and cash generation including changes in laws, regulations, and accounting principles, actuarial gains/losses related to defined benefit plan accounting, impairment and restructuring related charges/gains and discontinued operations. For 2023, no adjustments were made to the results.

Once goals have been established and in order to drive performance against program goals, when communicating the goals to the senior management team, the Company includes communications on what members of senior management, together with their teams, can do to impact achievement of these goals. We believe this understanding of the link between individual/team performance and the achievement of the Company’s performance goals helps the entire organization focus on those actions that have the greatest potential to drive top-line growth, profitability and efficiency.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 34

Leadership Succession and Talent Management

The Board and the Compensation Committee recognize that retention of highly-qualified leadership talent is critical to our continued strong performance and to successful succession planning. The Board is responsible for the succession planning of the CEO and the Company's executive officers and oversees talent development of senior leaders.

As part of this process, succession candidates for senior leadership positions are considered, taking into account demonstrated performance, leadership qualities, institutional knowledge, and potential to take on more complex responsibilities. The Board and the Compensation Committee consider various succession-related factors, including: (i) the potential retention risk regarding incumbent senior executives and the identified succession candidates; (ii) the importance of the role within the organization and the institutional knowledge of each executive; (iii) the competitive landscape for executive talent; (iv) the specific succession planning time horizon for each senior executive position; and (v) the extent of disruption likely to be caused by unplanned attrition. In addition, in administering the Company’s executive compensation program, the Compensation Committee is mindful of our unique operating structure, history as well as the growth strategy of our Company and its businesses. Although the Company is smaller in size following the successful Separation in 2022, we are cognizant that to attract and retain the superior talent deemed necessary to operate and grow our businesses, we often have to compensate our executives with a view to the scope and complexity of the business we expect them to manage, rather than the size of the business they currently manage; this became particularly true following the Separation.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 35

Maintaining Best Practices

The Compensation Committee maintains policies to protect the interests of our stockholders and follows commonly viewed compensation best practices. The chart below summarizes these policies.

What We Do
✓

Pay for Performance A vast majority of NEO annual total target compensation is tied to Company performance. In 2023, 89% of Mr. Fink’s and 75% (on average) of the other continuing NEOs’ annual total target compensation was pay-at-risk.

		✓	Independent Compensation Consultant advises the Compensation Committee on executive compensation matters.
✓

Long-Term Equity Awards 50% of the annual target equity award is made in the form of PSAs based on three year performance; 25% is made in RSUs that vest in three annual installments and 25% is made in stock options that vest in three annual installments, each subject to continued employment.

		✓	Tally Sheets Tally sheets and wealth accumulation analyses are reviewed annually before making compensation decisions.
✓

Double-Trigger in Change in Control Severance benefits are payable upon a change in control only if there is also a qualifying termination of employment. Our equity award agreements also include double-trigger provisions.

✓

Robust Stock Ownership Guidelines We maintain rigorous stock ownership guidelines for NEOs. Executives are required to hold 50% of net shares from the vesting of PSAs and RSUs until the ownership requirement is met.

✓	Maximum Payouts on Incentives Annual cash incentive awards and PSAs have maximum payout caps.	✓	Executive Sessions The Compensation Committee periodically meets in executive session without the presence of management.

What We Don’t Do
×	No Employment Contracts NEOs and other executive officers are employees “at will”. The Company does not have employment contracts with any of its NEOs or other executive officers.	×

No Hedging or Pledging Directors, NEOs and other executives are prohibited from hedging, pledging or otherwise engaging in derivative transactions designed to offset a decrease or increase in the market value of the Company’s stock.

×	No Tax Gross Ups NEOs and other executive officers are not entitled to tax gross ups in the event of a change in control or for perquisites (other than relocation expenses).	×

No Backdating or Repricing of Stock Options Stock options are never backdated or issued with below-market prices. Repricing of underwater stock options without stockholder approval is prohibited (except in the event of certain extraordinary corporate events).

×

No Excessive Perquisites Perquisites offered to the NEOs are limited to an executive health program and cybersecurity privacy protection benefit. The CEO has limited personal use of Company aircraft, subject to reimbursement obligations.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 36

Types and Amounts of NEO Compensation Awarded in 2023

Pay-at-Risk Compensation

As part of 2023 annual target compensation, the Company provided both fixed (base salary) and variable (annual bonus, PSAs, RSUs and stock options) compensation to the NEOs. The vast majority of annual target compensation is pay-at-risk because the compensation that is actually paid is dependent upon the Company’s performance or stock price. As a result, the amount of compensation actually paid to an NEO may significantly vary from the NEO’s target compensation.

The following charts show each element of 2023 annual target compensation, including the mix of short-term and long-term incentives, as well as the amount of pay-at-risk for the CEO and the average for the other continuing NEOs. These charts illustrate annual target compensation.*

* Mr. Hallinan has been excluded from the Other NEO calculations of Pay-at-Risk compensation as his resignation from the Company was effective in March 2023 and he did not receive any equity awards under the Company's long-term incentive program during 2023.

As shown in the charts above, a significant portion of the compensation granted to our NEOs was made in the form of equity awards and pay-at-risk. Equity awards represented 74% of Mr. Fink’s 2023 annual total target compensation and 55% (on average) of the other continuing NEOs’ 2023 annual total target compensation. 89% of Mr. Fink’s 2023 annual total target compensation was pay-at-risk and 75% (on average) of the other continuing NEOs’ 2023 annual total target compensation was pay-at-risk.

2023 Compensation

Base Salary

Base salaries provide a fixed level of cash compensation and are necessary to attract and retain our NEOs. The Compensation Committee sets each NEO’s base salary to be appropriate and commensurate with the NEO’s position, experience, and performance.

For 2023, the Compensation Committee increased the annual base salaries for each continuing NEO, to better align with the competitive market data, in recognition of each individual’s prior year performance, and for Ms. Phyfer and Ms. Grissom, to recognize changes in the scope of their roles. Ms. Phyfer was promoted to the role of Group President in September 2022. Ms. Grissom assumed the additional role of Transformation Officer in November 2022. In connection with Mr. Barry's promotion to the role of Chief Financial Officer in March 2023, Mr. Barry's base salary was increased to be commensurate with market data for a chief financial officer position. Below are the 2023 and 2022 annual base salaries for each NEO, effective as of December 31st of the applicable year:

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 37

Named Executive Officer	December 31, 2022	December 30, 2023

Nicholas I. Fink	$1,200,000	$1,250,000
David V. Barry	$447,200	$620,000
Cheri M. Phyfer	$725,000	$765,000
Hiranda S. Donoghue	$500,000	$525,000
Sheri R. Grissom	$505,000	$525,000

Annual Cash Incentive

The Compensation Committee believes that annual cash incentive awards (“bonus”) reinforce a pay for performance culture because the payment is based on the achievement of the Company’s financial and operational results. Each year, the Compensation Committee sets a percentage of base salary to determine each NEO’s bonus payout at 100% of target.

The Compensation Committee increased the percentage of base salary used to determine the 2023 bonus awards for all continuing NEOs (other than Mr. Fink) from the percentage of base salary used to determine their 2022 bonus awards. For Mses. Phyfer, Donoghue and Grissom, the increases were made to better align with market data. For Mr. Barry, the target bonus opportunity was increased in connection with his promotion to bring his compensation in line with market data for a chief financial officer position (from 50% of base salary). The target annual bonus opportunities for each of the NEOs in 2023, reflected as a percentage of base salary, were:

Named Executive Officer	Target Bonus Opportunity as a Percentage of Base Salary 2023

Nicholas I. Fink	130%
David V. Barry	75%
Cheri M. Phyfer	95%
Hiranda S. Donoghue	75%
Sheri R. Grissom	75%
Patrick D. Hallinan	90%

The Compensation Committee approved changes to the metrics used in our annual incentive plan by aligning the performance metrics for all NEOs to support our restructured centralized organization. Historically, the annual incentive performance metrics for corporate-based NEOs were based on overall Company financial results while NEOs serving in business unit roles had annual incentive performance metrics tied to specific business unit financial and operating results. Beginning in 2023, the annual incentive award performance goals for all of the Company's executive officers, including all of the NEOs, were based on EPS (weighted 60%), OIMP (weighted 20%) and WCE (weighted 20%). In addition, the Compensation Committee replaced the use of RONTA with OIMP. The change in this metric was made to focus management on delivering the appropriate incremental or decremental margins, which the Compensation Committee believes will drive value creation over time.

To establish challenging performance goals under the annual cash incentive program, the Compensation Committee reviewed the target performance goals and actual results for awards paid in 2022, as well as the 2023 expected market growth rate in the home products market and the Company’s annual operating plan. In addition, the 2023 annual

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 38

incentive targets reflect the impact of the Separation, with the EPS and WCE targets set below last year’s actual performance to reflect the reduced size and scale of the Company immediately following the Separation. Bonus payouts under the annual cash incentive awards were based on the achievement of applicable performance goals and could have ranged from 0% to 200% of target.

The following table sets forth the performance metrics at minimum (0% payout), target (100% payout) and maximum (200% payout), as well as the weighting of each metric, as approved by the Compensation Committee for the 2023 annual cash incentive award:

Performance Metric	Metric Weight	Threshold Performance	Target Performance (100%)	Maximum Performance (200%)	Actual Performance	Actual Payout

EPS (1)	60%	$2.96	$3.70	$4.43	$3.91
OIMP	20%	15.4%	16.5%	17.4%	16.0%	121.4%
WCE	20%	26.7%	26.7%	21.5%	21.8%
(1)
The EPS performance metric targets used in the 2023 annual incentive plan is lower than target set for the 2022 annual incentive plan in order to account for the impact of the Separation on the Company. See “Use of Non-GAAP Financial Information in Connection with Incentive Compensation” included in Appendix A for a description of each metric.

The bonus awards for each NEO were subject entirely to the satisfaction of corporate performance metrics described above and reflect a payout percent of 121.4% of target. The following table sets forth the target bonus amount and the amount actually paid to each NEO for the 2023 annual cash incentive awards:

Named Executive Officer	Target Bonus Amount	Bonus Payout Amount

Nicholas I. Fink	$1,625,000	$1,972,750
David V. Barry (1)	$427,293	$518,734
Cheri M. Phyfer	$726,750	$882,275
Hiranda S. Donoghue	$393,750	$478,013
Sheri R Grissom	$393,750	$478,013
Patrick D. Hallinan(2)	$630,000	$140,421

(1)
Mr. Barry's award was calculated using a target bonus opportunity of 50% of his base salary (for the period from January 1, 2023 to February 26, 2023) and 75% of his base salary (for the period from February 27, 2023 through December 31, 2023).
(2)
Mr. Hallinan received a pro-rated portion of his annual bonus payout amount as a result of his March resignation

Long-Term Equity Awards

The Compensation Committee believes that equity compensation reinforces a pay for performance culture and aligns the interests of management with those of our stockholders. Annually, the Compensation Committee sets a target equity award value and determines the types of equity to award. The 2023 annual equity award for NEOs consisted of 50% PSAs, 25% RSUs and 25% stock options.

In setting 2023 target long-term equity award values, the Compensation Committee considered competitive market data, the individual performance of each NEO and for Ms. Phyfer and Ms. Grissom, the expansion of their roles. The Compensation Committee increased the target long-term equity award values granted to all continuing NEOs from the 2022 target long-term equity award values. The award values for Mr. Fink and Ms. Phyfer were increased in recognition of prior year performance and to better align with market data for similar positions. For Mr. Barry, the increase was made in connection with his promotion to bring his compensation in line with market data for a chief financial officer position. The increase in the award value for Ms. Donoghue was in recognition of prior year performance. The increase in the award value for Ms. Grissom was in recognition of prior year performance and the increased scope of her role. Below are the target equity award values for 2023 and 2022 for each continuing NEO:

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 39

Named Executive Officer	2022 Target Annual Equity Award Value	2023 Target Annual Equity Award Value

Nicholas I. Fink	$7,150,000	$8,000,000
David V. Barry	$400,000	$1,350,000
Cheri M. Phyfer	$2,000,000	$2,225,000
Hiranda S. Donoghue	$900,000	$1,000,000
Sheri R. Grissom	$900,000	$1,000,000

As an incentive to retain Ms. Grissom to continue service beyond her originally intended retirement, the Compensation Committee granted her equity award in all three forms of equity, but with the RSUs and stock options vesting on December 27, 2023, subject to her continued employment through such date.

Performance Share Awards: PSAs awarded to the NEOs in 2023 were awarded to be settled in Company Stock based on the Company's EBITDA Margin Percent (weighted 75%) and ROIC (weighted 25%) performance for the three-year performance period from January 1, 2023 to December 31, 2025, with payouts that could range from 0% to 300% of the target award based on performance. The Compensation Committee approved a change in the use of EBITDA to EBITDA Margin Percent, which was made to focus management on delivering long-term incremental margin growth. Under the terms of the PSAs, if the Company fails to achieve the minimum performance threshold, none of the PSAs will vest.

The Compensation Committee based the performance goals on EBITDA Margin Percent and ROIC because it believes that these metrics incentivize management to grow earnings and aligns the interests of management with our stockholders. The Compensation Committee believes that awarding PSAs with cumulative three-year performance goals drives long-term sustained growth and, as a result, management is rewarded if the long-term growth goals are exceeded. In establishing performance goals for PSAs, the Compensation Committee considered the Company’s strategic operating plan, and the expected three-year compound market growth rate.

For one performance cycle (the 2023-2025 performance period), the Compensation Committee modified the structure of the PSAs to provide for the potential to earn up to 300% of the target award for the achievement of stretch goals relating to 3-year EBITDA Margin Percent and ROIC, which if achieved would represent a significant increase in sales growth as well as strong operating income performance over the course of the performance period. Payments above 200% of target will only be made if revenue growth exceeds industry peers, to encourage not only margin improvement but also top-line revenue growth. The potential for an increased maximum payout was instituted to provide an increased incentive for management to focus on the potential benefits of the organizational transformation. The Compensation Committee believes that this long-term opportunity will incentivize management to deliver strong performance during this period of strategic transformation following the Separation and requires the Company to deliver exceptional long-term performance in order to receive the maximum payout level of the stretch goals. The maximum payout level has reverted back to 200% of target beginning with the 2024-2026 performance period.

At the time of the Separation, three outstanding PSA cycles were converted into time-based RSUs based on projected performance results calculated based on actual performance from the beginning of the applicable performance period through the end of the fiscal quarter immediately preceding the Separation (or September 30, 2022) and expected performance through the remainder of the applicable performance period had the Separation not occurred. The converted RSUs will continue to vest in accordance with the original vesting schedule. At that time and based on results through September 30, 2022, the Compensation Committee approved a 200% achievement of the January 2021-December 2023 performance period. Based on the approved achievement, the following number of RSUs were awarded:

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 40

Named Executive Officer	RSUs
Nicholas I. Fink	80,053
David V. Barry	3,254
Cheri M. Phyfer	20,502
Sheri R. Grissom	10,621
Patrick D. Hallinan	24,732

RSUs and Stock Options: The Compensation Committee believes that both RSUs and stock options incentivize NEOs to increase stockholder returns and aligns their interests with our stockholders. Other than with respect to Ms. Grissom's RSU grant as described above, RSUs granted to the NEOs generally vest in three equal annual installments, assuming the NEO remains employed through each annual vesting date. RSUs serve as a long-term retention tool in a cyclical business because the NEO must remain employed with the Company through each of the three annual vesting dates to receive all of the shares. The Compensation Committee believes that RSUs represent at-risk compensation since their value is linked directly to share price.

Stock options allow an NEO to purchase a specific number of shares of Company Stock at a fixed price (i.e., the share price set on the grant date). Other than with respect to Ms. Grissom's stock option grant as described above, the 2023 stock options generally vest in three equal annual installments, assuming the NEO remains employed through each vesting date, and expire ten years from the grant date. The Compensation Committee believes that stock options are performance-based and at-risk because the NEO only realizes value to the extent the Company’s stock price increases after the grant date.

Benefits

Retirement

All of the NEOs are eligible for retirement benefits through the Fortune Brands Innovations Retirement Savings Plan (the “Qualified Savings Plan”), a tax-qualified defined contribution 401(k) plan. The Compensation Committee believes that the Qualified Savings Plan benefits are consistent with competitive pay practices and are an important element in attracting and retaining talent in a competitive market.

In addition to the Qualified Savings Plan, the Company provides non-qualified retirement benefits for contributions that would have been made under the tax-qualified plan but for limitations imposed by the Internal Revenue Code (the “Code”). Please see the narratives and the “2023 Nonqualified Deferred Compensation” table on page 47 of this Proxy Statement for further information regarding these retirement benefits.

Severance

The Company has Agreements for the Payment of Benefits Following Termination of Employment (the “Severance Agreements”) with each NEO. Under the terms of the Severance Agreements, each NEO is entitled to severance benefits upon a “qualifying termination of employment” (i.e., termination by the Company without “cause” or by the NEO for “good reason”) or in the event of a qualifying termination of employment following a change in control.

The Compensation Committee believes that it is appropriate to provide NEOs with the protections afforded under these Severance Agreements and that doing so helps the Company remain competitive with market practices and attract and retain superior talent. The Compensation Committee also believes that these Severance Agreements promote management independence and keep management focused on the Company’s business in the face of any potential change in control events.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 41

All of the Severance Agreements contain “double-trigger” change in control provisions, which means that there must be both a change in control of the Company and a qualifying termination of employment (i.e., termination by the Company without “cause” or by the NEO for “good reason”) before any enhanced benefits can be paid following a change in control. The NEOs are not entitled to any tax gross ups under the Severance Agreements, including those related to the change-in-control related excise taxes imposed under the Code.

Mr. Hallinan was not eligible to receive severance benefits under his Severance Agreement in connection with his resignation from the Company. See the "2023 Potential Payments Upon Termination or Change in Control" table on page 48 below for further details regarding the Severance Agreements.

Perquisites

All NEOs were provided with a cyber-security privacy protection service benefit and an executive health service program that provides all NEOs with annual medical examinations. The Company also provides certain broad-based plans, which are generally available to employees, such as matching on charitable contributions and company product purchase programs. In 2023, the Company provided a limited number of perquisites to the NEOs, which included limited use of Company aircraft by Mr. Fink (the costs of which were reimbursed to the Company based on the cost of a first-class airplane ticket for each passenger on a personal flight) and to Ms. Phyfer.

Policies

Clawback Policy

In 2023, the Compensation Committee approved a revised Clawback Policy designed to be compliant with New York Stock Exchange listing standards implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The policy requires that the Company recoup erroneously awarded incentive-based compensation received by current and former executive officers following certain financial restatements, and applies to any incentive-based compensation received by a covered executive on or after October 2, 2023.

Executive Stock Ownership Guidelines

The Company maintains stock ownership guidelines for NEOs and other Company executives, which require them to hold a number of shares equal to a multiple of their annual base salary. The ownership guidelines are as follows:

Position	Stock Ownership Level as a Multiple of Base Salary

CEO	6
Officers that report directly to the CEO	3

Executives have five years from the date of hire or date of promotion to acquire the requisite amount of Company stock and are required to hold 50% of net shares acquired from the vesting of PSAs and RSUs until the ownership guidelines are met. Shares owned directly by an executive, the executive’s spouse, children sharing the same home and any shares held in trust for the benefit of the executive or his/her family, as well as any unvested, time-based RSUs, shares that are held in the Company's employee stock purchase plan, 401(k) plan, or any shares that have been deferred pursuant to the Company’s Deferred Compensation Plan, are counted towards ownership. All of the continuing NEOs currently meet their applicable multiple threshold or fall within the time period allowed to meet the multiple threshold under the stock ownership guidelines.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 42

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 30, 2023.

Compensation Committee

A.D. David Mackay, Chair
Amit Banati
Irial Finan
Ann F. Hackett
Susan S. Kilsby
John G. Morikis

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

2023 Executive Compensation | 43

2023 Executive Compensation

2023 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen-sation ($)(4)	Change in Pension Value & Nonqualified Deferred Compen-sation Earnings ($)(5)	All Other Compen-sation ($)(6)	Total ($)

	A	B	C	D	E	F	G	H	I
Nicholas I. Fink	2023	1,239,423	0	6,000,036	1,999,996	1,972,750	0	275,234	11,487,439
CEO	2022	1,192,308	0	5,362,469	1,787,499	900,120	0	357,601	9,599,997
	2021	1,148,462	0	4,612,510	1,537,493	2,534,600	0	337,316	10,170,381
David V. Barry	2023	586,769	0	1,012,539	337,498	518,734	0	80,956	2,536,496
Executive Vice President and
Chief Financial Officer
Cheri M. Phyfer	2023	756,539	0	1,668,719	556,247	882,275	0	109,604	3,973,384
Executive Vice President,	2022	655,000	0	1,274,964	425,001	212,086	0	95,559	2,662,610
Group President	2021	623,077	0	1,181,260	393,757	923,832	0	69,466	3,191,392
Hiranda S. Donoghue	2023	519,712	0	749,982	250,002	478,013	0	78,996	2,076,705
Executive Vice President, Chief Legal Officer and Secretary	2022	500,000	0	675,016	225,004	201,950	0	61,204	1,663,174
Sheri R. Grissom	2023	520,769	0	749,982	250,002	478,013	0	75,857	2,074,623
Executive Vice President and Chief Transformation Officer	2022	502,115	0	899,964	0	203,970	0	104,613	1,710,662
Patrick D. Hallinan	2023	156,154	0	0	0	140,421	0	71,382	367,957
Former Executive Vice President and	2022	696,154	0	1,499,998	499,994	363,510	0	156,341	3,215,997
Chief Financial Officer	2021	671,346	0	1,424,973	474,993	950,912	0	128,554	3,650,778

(1)
Salary: Base salaries shown for all NEOs represent the actual amount paid during the year.
(2)
Stock Awards: The amounts listed in column D for 2023 represent the aggregate grant date fair values calculated in accordance with FASB ASC Topic 718 for RSUs and PSAs granted in 2023. For assumptions used in determining these values, see note 13 to the consolidated financial statements contained in the Company’s Form 10-K.

The amounts included in this column for the PSAs granted during 2023 are calculated based on the probable outcome at the time of the grant, which was that the target performance level would be achieved. Assuming the highest level of achievement was achieved with respect to the 2023 PSAs, the maximum value of the awards as of the grant date would be as follows: $12,000,072 for Mr. Fink, $2,025,078 for Mr. Barry, $3,337,500 for Ms. Phyfer, $1,499,964 for Ms. Donoghue, and $1,499,964 for Ms. Grissom.

(3)
Option Awards: The amounts listed in column E for 2023 reflect the aggregate grant date fair values calculated in accordance with FASB ASC Topic 718 for stock options granted in 2023. For assumptions used in determining these values, see note 13 to the consolidated financial statements contained in the Company’s Form 10-K.
(4)
Non-Equity Incentive Plans: Column F lists amounts earned under the annual cash incentive plan. Please see the CD&A for further details regarding these awards.
(5)
Change in Actuarial Value of Pension Benefits: The Summary Compensation Table previously included the aggregate change in actuarial value of the tax-qualified and non-qualified defined benefit pension plan benefits previously accrued by Mr. Hallinan from 2005 through 2008 under the MasterBrand Cabinets Pension Plan (negative values for 2022 and 2021 of $37,000 and $3,000, respectively). Because the liability of the MasterBrand Cabinets Pension Plan remained with MasterBrand at the time of the Separation, the Company is not responsible for any amounts due to Mr. Hallinan under the plan and does not administer the plan, no change in value is reported during 2023 with respect to the MasterBrand Cabinets Pension Plan.
(6)
Perquisites and All Other Compensation: The amounts in column H include the following:
(a)
Matching Contributions and Qualified Non-Elective Contributions to the Qualified Savings Plan. Matching contributions for 2023 to the Qualified Savings Plan were made in the amount of $14,850 for Messrs. Fink, Barry, Hallinan and Ms. Phyfer, $12,739 for Ms. Donoghue and $14,478 for Ms. Grissom.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

2023 Executive Compensation | 44

(b)
Profit Sharing Contributions to the Qualified Savings Plan. Profit sharing contributions for 2023 to the Qualified Savings Plan were made in the amount of $22,347 for each NEO.
(c)
Profit Sharing Contributions to Supplemental Plans. The following contributions were made to the Fortune Brands Innovations, Inc. Supplemental Retirement Plan for 2023: $135,716 for Mr. Fink; $28,934 for Mr. Barry, $47,897 for Ms. Phyfer, $29,375 for Ms. Donoghue, $29,605 for Ms. Grissom, and $15,487 for Mr. Hallinan. These amounts were credited to the executives’ Supplemental Plan accounts in early 2024.
(d)
Other: Included in column H for each NEO are costs associated with the Company’s personal security, executive health service and cyber-security privacy protection programs. In 2023, the Company provided personal security services for Mr. Fink in the amount of $12,160. Also included in this column for Ms. Phyfer is reimbursement for a club membership termination fee, which was provided in connection with her relocation. In addition, limited use of the Company’s aircraft was provided to Mr. Fink, who reimbursed the Company for his personal use in an amount equivalent to the cost of a first class ticket for each passenger on these flights, and for Ms. Phyfer who was granted an exception to use the Company's aircraft, and in each case the incremental cost of such personal aircraft usage, to the extent not reimbursed, is reflected in column H. The calculation of incremental cost of personal aircraft usage is based on estimated variable costs to the Company, including fuel costs, crew expenses, landing fees and other miscellaneous variable costs. In 2023, the Company’s incremental cost for personal use of Company aircraft not reimbursed by Mr. Fink was $81,247, which amounts are in each case reflected in column H.

2023 GRANTS OF PLAN-BASED AWARDS
	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Value of Stock and Option
Name and Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(1)
Nicholas I. Fink
(2)	$0	$1,625,000	$3,250,000
3/6/23(3)								98,039	$60.80	$1,999,996
3/6/23(4)							32,473			$2,000,012
3/6/23(5)				0	64,946	194,838				$4,000,024
David V. Barry
(2)	$0	$427,293	$854,586
3/6/23(3)								16,544	$60.80	$337,498
3/6/23(4)							5,480			$337,513
3/6/23(5)				0	10,960	32,880				$675,026
Cheri M. Phyfer
(2)	$0	$726,750	$1,453,500
3/6/23(3)								27,267	$60.80	$556,247
3/6/23(4)							9,031			$556,219
3/6/23(5)				0	18,063	54,189				$1,112,500
Hiranda S. Donoghue
(2)	$0	$393,750	$787,500
3/6/23(3)								12,255	$60.80	$250,002
3/6/23(4)							4,059			$249,994
3/6/23(5)				0	8,118	24,354				$499,988
Sheri R. Grissom
(2)	$0	$393,750	$787,500
3/6/23(3)								12,255	$60.80	$250,002
3/6/23(4)							4,059			$249,994
3/6/23(5)				0	8,118	24,354				$499,988
Patrick D. Hallinan
(2)	$0	$630,000	$1,260,000
(1)
For stock options, the grant date fair value is based on the Black-Scholes value of $20.40. The grant date fair value of PSAs and RSUs was determined based upon the average of the high and low prices of the Company’s common stock on the grant date: $61.59. Grant date fair values of PSAs and RSUs are computed in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see note 13 to the consolidated financial statements contained in the Company’s Form 10-K.
(2)
Amounts in this row reflect the range of potential payments under the annual cash incentive program provided to each of the NEOs. The target payout for Mr. Fink, Ms. Phyfer, Ms. Donoghue, and Ms. Grissom is equal to 130%, 95%, 75%, and 75%, respectively, of base salary as of December 31, 2023. For Mr. Hallinan, the target payout was equal to 90% of his base salary as of March 6, 2023. For Mr. Barry the target payout is calculated using a target bonus opportunity equal to 50% of base salary for the period January 1 - February 26, 2023 and 75% of base salary for the period February 27 - December 31, 2023. See pages 37-38 of the CD&A for further information regarding annual cash incentive awards.
(3)
This row reflects the number of stock options granted under the Company’s 2022 Long-Term Incentive Plan (the “LTIP”) and the grant date fair value of the stock options on the grant date. The stock options vest ratably in three equal annual installments, subject to continued employment through the applicable vesting dates, except with respect to Ms. Grissom's award which vested on December 27, 2023.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

2023 Executive Compensation | 45

(4)
The amounts in this row reflect the number of RSUs that were granted under the LTIP and the grant date fair value of the RSUs on the grant date. The RSUs vest in three equal annual installments, subject to continued employment through the applicable vesting dates, except with respect to Ms. Grissom's award which vested on December 27, 2023.
(5)
The amounts in this row reflect the range of potential payouts for PSAs that were granted under the LTIP for the 2023-2025 performance period. The performance goals for the 2023-2025 PSAs were EBITDA Margin % (weighted 75%) and average ROIC (weighted 25%).

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)

Nicholas I. Fink	0	98,039		$60.80	3/6/33	173,228	$13,189,580	64,946	$4,944,988
	26,061	52,123		$76.60	2/28/32
	47,370	23,686		$76.63	2/22/31
	24,784	0		$73.22	12/7/30
	111,463	0		$61.12	2/24/30
	75,977	0		$41.42	3/5/29
	32,074	0		$55.98	2/26/28
	30,930	0		$51.31	2/27/27
	31,314	0		$44.27	2/28/26
David V. Barry	0	16,544		$60.80	3/6/33	16,640	$1,266,970	10,960	$834,494
	0	9,394		$53.38	6/29/32
	1,457	2,916		$76.60	2/28/32
	1,925	963		$76.63	2/22/31
	4,539	0		$61.12	2/24/30
	1,659	0		$42.30	2/21/29
Cheri M. Phyfer	0	27,267		$60.80	3/6/33	44,089	$3,356,936	18,063	$1,375,317
	6,196	12,393		$76.60	2/28/32
	12,131	6,066		$76.63	2/22/31
	9,913	0		$73.22	12/7/30
	27,234	0		$61.12	2/24/30
	8,441	0		$41.42	3/5/29
Hiranda S. Donoghue	0	12,255		$60.80	3/6/33	14,362	$1,093,523	8,118	$618,105
	3,280	6,561		$76.60	2/28/32
Sheri R. Grissom	12,255	0		$60.80	3/6/33	11,543	$878,884	8,118	$618,105
	6,547	3,274		$76.63	2/22/31
	6,196	0		$73.22	12/7/30
	15,131	0		$61.12	2/24/30
	17,431	0		$42.30	2/21/29
	16,838	0		$55.98	2/26/28
	15,465	0		$51.31	2/27/27
	13,728	0		$44.27	2/28/26
	13,047	0		$42.20	2/23/25
Patrick D. Hallinan	21,869	0		$76.60	2/28/32	0	$0	0	$0
	21,952	0		$76.63	2/22/31
	6,196	0		$73.22	12/7/30
	34,296	0		$61.12	2/24/30
	39,846	0		$42.30	2/21/29
	36,082	0		$55.98	2/26/28
	5,860	0		$57.66	7/3/27
	18,277	0		$51.31	2/27/27
	9,644	0		$44.27	2/28/26
	2,906	0		$42.20	2/23/25

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

2023 Executive Compensation | 46

(1)
Each outstanding stock option that was exercisable on December 30, 2023 is listed in this column.
(2)
Each outstanding stock option that was not yet exercisable on December 30, 2023 is listed in this column. The chart below reflects the number of outstanding stock options that will vest during each of 2024, 2025 and 2026 (assuming each NEO’s continued employment through the applicable vesting date):

	Number of Options Vesting by Year
Name	2024	2025	2026

Nicholas I. Fink	82,426	58,741	32,681
David V. Barry	12,632	11,670	5,515
Cheri M. Phyfer	21,350	15,286	9,090
Hiranda S. Donoghue	7,364	7,366	4,086
Sheri R. Grissom	3,274	0	0
(3)
Each outstanding RSU that had not yet vested as of December 30, 2023 is listed in this column. Due to the Separation, outstanding PSA performance periods were converted into time-based RSUs and the one remaining cycle included in this column will vest per the original vesting date. The chart below reflects the number of outstanding RSUs that will vest during 2024, 2025 and 2026 (assuming each NEO’s continued employment through the applicable vesting date):

	Number of RSUs Vesting by Year
Name	2024	2025	2026

Nicholas I. Fink	143,771	18,632	10,825
David V. Barry	10,711	4,102	1,827
Cheri M. Phyfer	36,211	4,867	3,011
Hiranda S. Donoghue	10,672	2,336	1,354
Sheri R. Grissom	11,543	0	0

(4)
This column reflects the value of the outstanding RSUs and PSAs that have not yet vested using the December 29, 2023 closing price of the Company’s common stock of $76.14.
(5)
The amounts reported in this column are based on achieving target performance goals for PSAs granted in 2023, as the performance for this performance period is measured on a cumulative basis and is not determinable until the end of the three-year performance period. The PSAs vest based on the Company's performance over the three-year performance period and are subject to the NEO's continued employment through the end of the performance period. The description and the footnotes to the table titled "2023 Grants of Plan-Based Awards" on pages 44-45 provide additional details on the PSAs granted in 2023.

2023 OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized Upon Exercise ($) (2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized Upon Vesting ($)(4)

Nicholas I. Fink	0	$0	116,276	$7,309,902
David V. Barry	0	$0	5,909	$363,149
Cheri M. Phyfer	0	$0	33,903	$2,131,915
Hiranda S. Donoghue	0	$0	4,484	$314,194
Sheri R Grissom	0	$0	13,791	$873,440
Patrick D. Hallinan	6,000	$176,513	76,415	$4,736,181

(1)
This column reflects the number of exercised stock options during 2023.
(2)
This column reflects the difference between the market value of the shares on the date of exercise and the exercise price of the stock options.
(3)
This column reflects the number of RSUs that vested in 2023 which were granted in 2020, 2021 and 2022. It also includes the number of PSAs converted into RSUs following the Separation that vested in 2023. For Ms. Grissom, this column also includes RSUs granted to her in March 2023 that vested in December 2023. For Mr. Hallinan, this column also includes the number of PSAs converted into RSUs following Separation which were subject to accelerated vesting in 2023 due to his retirement, but will not be settled until the end of the performance period.
(4)
This column reflects the value of RSUs calculated using the market value of the shares on the applicable vesting dates.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

2023 Executive Compensation | 47

Fortune Brands maintains a tax-qualified defined contribution plan (the "Qualified Savings Plan") and each of our businesses make either a matching contribution, a qualified non-elective contribution (“QNEC”) or a profit sharing contribution under the Qualified Savings Plan. In 2023, the eligible profit sharing contribution amount was equal to 6% of compensation up to the Social Security wage base limit, plus 7.5% for amounts above the Social Security wage base, for each NEO. A portion of the amount of the profit sharing contribution, up to the limitations imposed by the Code, was made to the Qualified Savings Plan. Profit sharing contributions in excess of the limitations imposed by the Code were contributed to the Fortune Brands Supplemental Plan (the "FBIN SERP") on behalf of each NEO. Messrs. Fink and Barry and Ms. Phyfer retain accounts under the Water Innovations SERP ("WI SERP") holding supplemental non-qualified profit sharing contributions made to each of them while they were previously employed by Moen.

FBIN SERP and WI SERP profit sharing accounts are credited with interest monthly, using the Citigroup US Broad Investment-Grade (USBIG) Bond Index. The FBIN SERP and the WI SERP pay any defined contribution benefits, in the form of a lump sum following termination of employment, subject to any delay required under Section 409A of the Code.

2023 NONQUALIFIED DEFERRED COMPENSATION
Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)
Nicholas I. Fink	FBIN SERP	$0	$135,716	$28,563	$-	$680,081
	WI SERP	$0	N/A	$3,916	$-	$80,270
David V. Barry	FBIN SERP	$0	$28,934	$2,196	$-	$58,518
	WI SERP	$0	N/A	$1,000	$-	$20,503
Cheri M. Phyfer	FBIN SERP	$0	$47,897	$305	$-	$9,716
	WI SERP	$0	N/A	$6,807	$-	$160,686
Hiranda S. Donoghue	FBIN SERP	$0	$29,375	$473	$-	$15,098
Sheri R. Grissom	FBIN SERP	$0	$29,605	$11,190	$-	$250,204
Patrick D. Hallinan	FBIN SERP	$0	$15,487	$(3,094)	$330,819	$-
	WI SERP	$0	N/A	$(163)	$42,179	$-

(1)
Amounts listed in this column were reported as compensation in the last fiscal year in the “All Other Compensation” column of the 2023 Summary Compensation Table.
(2)
No amounts listed in the Aggregate Earnings column were reported in the 2023 Summary Compensation Table.
(3)
No amounts listed in the Aggregate Withdrawals/Distributions column were reported in the 2023 Summary Compensation Table. The amounts were paid out to Mr. Hallinan in a lump sum six months following his retirement from the Company in accordance with the terms of the plan.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

2023 Executive Compensation | 48

2023 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (1)(2)
	By NEO		By Employer
	For Good Reason	Without Good Reason	For Cause	Without Cause	Death	Disability(3)	Retirement	Involuntary Termination (without Cause) or Resignation for Good Reason After Change in Control
Cash Severance
Fink	$6,095,826	$0	$0	$6,095,826	$0	$0	$0	$9,143,739
Barry	$1,670,136	$0	$0	$1,670,136	$0	$0	$0	$2,226,848
Phyfer	$2,365,266	$0	$0	$2,365,266	$0	$0	$0	$3,153,688
Donoghue	$1,474,817	$0	$0	$1,474,817	$0	$0	$0	$1,966,422
Grissom	$1,477,770	$0	$0	$1,477,770	$0	$0	$0	$1,970,360
Health and Related Benefits(4)
Fink	$28,125	$0	$0	$28,125	$1,250,000	$0	$0	$42,188
Barry	$29,941	$0	$0	$29,941	$620,000	$0	$0	$39,921
Phyfer	$21,438	$0	$0	$21,438	$765,000	$0	$0	$28,584
Donoghue	$27,536	$0	$0	$27,536	$525,000	$0	$0	$36,715
Grissom	$20,973	$0	$0	$20,973	$525,000	$0	$0	$27,964
Options(5)
Fink	$0	$0	$0	$0	$1,503,918	$0	$0	$1,503,918
Barry	$0	$0	$0	$0	$467,592	$213,807	$0	$467,592
Phyfer	$0	$0	$0	$0	$418,276	$0	$0	$418,276
Donoghue	$0	$0	$0	$0	$187,992	$0	$0	$187,992
Grissom	$0	$0	$0	$0	$0	$0	$0	$0
RSUs
Fink	$0	$0	$0	$0	$13,567,386	$11,065,016	$0	$13,567,386
Barry	$0	$0	$0	$0	$1,295,188	$872,899	$0	$1,295,188
Phyfer	$0	$0	$0	$0	$3,452,464	$2,756,535	$0	$3,452,464
Donoghue	$0	$0	$0	$0	$1,108,230	$804,467	$0	$1,108,230
Grissom	$0	$0	$0	$0	$912,324	$912,324	$912,324	$912,324
Performance Share Awards
Fink	$0	$0	$0	$0	$5,004,739	$0	$0	$5,004,739
Barry	$0	$0	$0	$0	$844,578	$0	$0	$844,578
Phyfer	$0	$0	$0	$0	$1,391,935	$0	$0	$1,391,935
Donoghue	$0	$0	$0	$0	$625,573	$0	$0	$625,573
Grissom	$0	$0	$0	$0	$625,573	$618,105	$618,105	$625,573
Total Potential Payments
Fink	$6,123,951	$0	$0	$6,123,951	$21,326,043	$11,065,016	$0	$29,261,970
Barry	$1,700,077	$0	$0	$1,700,077	$3,227,358	$1,086,706	$0	$4,874,127
Phyfer	$2,386,704	$0	$0	$2,386,704	$6,027,675	$2,756,535	$0	$8,444,947
Donoghue	$1,502,353	$0	$0	$1,502,353	$2,446,795	$804,467	$0	$3,924,932
Grissom	$1,498,743	$0	$0	$1,498,743	$2,062,897	$1,530,429	$1,530,429	$3,536,221

(1)
This table assumes the specified termination events occurred on December 30, 2023. The value of the equity that would have vested or been settled in connection with a termination event or a change in control was determined by using the closing price of the Company’s Stock on December 29, 2023 ($76.14 per share).
(2)
Mr. Hallinan is excluded from this chart, as he retired from the Company in 2023. Due to his satisfaction of the age and service requirements under his outstanding equity award agreements, Mr. Hallinan became eligible for retirement vesting treatment in accordance with the terms of these agreements, the estimated value of which was $390,619 based on the closing stock price of the Company's Stock on March 8, 2023 ($60.74 per share).
(3)
The amounts reported in this column assume that the executive remains on disability through the full vesting of the award.
(4)
The Health and Related Benefits listed under the “Death” column reflect the incremental value of life insurance benefits.
(5)
The amount reported in the “Disability” column reflect the value of unvested stock options that would have continued to vest according to the normal vesting schedule applicable to the award.

Termination of Employment and Change in Control Arrangements. To protect the Company’s interests in retaining its top talent, the Company has entered into Severance Agreements with each NEO. Under the terms of the Severance Agreements, each NEO is entitled to severance benefits upon a qualifying termination of employment (i.e., termination by the Company without “cause” or by the NEO for “good reason”). Benefits under the Severance Agreements consist of:

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

2023 Executive Compensation | 49

•
an amount equal to a multiple (2 years for Mr. Fink and 1.5 years for all other NEOs) of the NEO’s (1) base salary, (2) target annual cash incentive, plus (3) any profit sharing allocation and matching contributions under the applicable tax-qualified and non-qualified defined contributions plans for the year prior to the year in which the termination takes place;
•
an additional number of months (equal to the severance multiple described above) of coverage under health, life and accident plans to the extent allowed under the applicable plan; and
•
an amount equal to the annual cash incentive award the NEO would have received based upon actual Company (or applicable business) performance for the calendar year in which the termination date occurs, prorated for the NEO’s service during the year.

The Severance Agreements contain various restrictive covenants, including a one year non-solicitation provision, a non-disparagement provision, and a one year non-competition restriction. NEOs are also required to sign a release of legal claims against the Company to receive any severance payments.

All of the Severance Agreements contain provisions which provide for enhanced benefits in the event of a qualifying termination (i.e., termination by the Company without “cause” or by the NEO for “good reason”) following a change in control. The Severance Agreements contain “double triggers,” which means that there must be both a change in control of the Company and a qualifying termination of employment before any enhanced benefits are paid. In the event Mr. Fink is terminated within 2 years following a change in control, his multiple would increase from 2 years to 3 years. In the event of termination of any of the other NEOs within 2 years following a change in control, the multiple is increased from 1.5 years to 2 years. The Severance Agreements do not allow for excise tax gross ups on these amounts.

Treatment of Equity Awards Following a Termination of Employment (other than in the event of a Change in Control). If a NEO’s employment terminates with or without cause, all unvested PSAs, RSUs and stock options are forfeited. If a NEO dies, becomes disabled or retires, his or her outstanding equity awards vest or are paid as follows:

Treatment of Equity in the Event of Death, Disability or Retirement
Event	Performance Share Awards (including PSAs converted to RSUs at Separation) (1)	Restricted Stock Units	Stock Options

Death	Shares paid at the end of the performance period based on actual Company performance.	Outstanding RSUs fully vest.	Unvested stock options fully vest.
Disability(2)	Shares paid at the end of the performance period based on actual Company performance.	Outstanding RSUs continue to vest according to the vesting schedule.	Unvested stock options continue to vest according to the vesting schedule.
Retirement(3)	Shares paid at the end of the performance period based on actual Company performance.	Outstanding RSUs fully vest.	Unvested stock options fully vest.

(1)
In connection with the Separation, unvested PSAs were converted into time-based RSUs based on projected performance results calculated based on actual performance from the beginning of the applicable performance period through the end of the fiscal quarter immediately preceding the Separation (or September 30, 2022) and expected performance through the remainder of the applicable performance period had the Separation not occurred. The converted time-based RSUs will be settled at the end of the performance period in accordance with the terms of the underlying award agreements.
(2)
The executive must have one year of service from the grant date prior to the date of disability to be entitled to receive the disability treatment listed above.
(3)
The executive must be 55 years of age with 5 years of service and generally must also have one year of service from the grant date prior to the date of retirement to be entitled to receive the retirement treatment listed above. This provision is not generally applicable to retention awards or off-cycle awards granted in prior years.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

2023 Executive Compensation | 50

Treatment of Equity Awards Following a Change in Control and Termination of Employment. In the event a NEO is terminated by the Company without cause or by the NEO for good reason within two (2) years of a change in control, his or her equity awards vest or are paid as follows:

Treatment of Equity In the Event of a Termination Following a Change In Control*
Award	Treatment
PSAs	Shares are paid assuming that target performance was achieved.
RSUs	Outstanding RSUs fully vest.
Stock Options	Unvested stock options fully vest.

* The Board has the ability to exercise its discretion to accelerate outstanding awards in the event of a change in control.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

CEO Pay Ratio | 51

CEO Pay Ratio

The Securities and Exchange Commission (“SEC”) adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of Mr. Fink, the Company’s CEO. To understand this disclosure, we think it is important to give context to our operations and recent changes in our employee base. Our corporate headquarters are located in Deerfield, Illinois. As of December 30, 2023, approximately 60% of our employees were involved in manufacturing our products at 16 manufacturing facilities and 42 distribution centers and warehouses worldwide. The majority of our manufacturing and assembly plant locations are located in rural areas while our corporate offices are generally located in urban areas. We strive to create a compensation program that is competitive in terms of both the position and the geographic location in which our employees are located. Accordingly, our pay structures vary amongst employees based on business unit, position and geographic location.

Identification of Median Employee

We selected October 1, 2023 as the date on which to determine our median employee. As of that date, the Company had approximately 11,570 employees (6,993 in the United States and 4,577 outside of the United States). For purposes of identifying the median employee, we used 2023 taxable year-to-date compensation and applied a de minimis exemption which allowed us to exclude non-US employees in countries that make up 5% or less of our employee population. The Company excluded 281 employees in South Africa and 29 employees in South Korea. After applying these exemptions, the Company used a total of 11,260 employees (6,993 in the United States and 4,267 outside of the United States) to identify the median employee.

Using this methodology, we determined that our median employee was a full-time, hourly employee working for our Moen business in a production role. We then determined the median employee’s 2023 annual total compensation by calculating the employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. Under these requirements, the median employee’s 2023 total compensation included base and overtime pay, bonus, matching contributions to the Company’s 401(k), a profit sharing contribution and a change in the year-over-year actuarial value of the employee’s pension benefit.

2023 CEO Pay Ratio

	Total Compensation	CEO Pay Ratio
Nicholas I. Fink	$11,487,439	199:1
Median Employee	$57,603

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Pay Versus Performance | 52

Pay versus Performance

PAY VERSUS PERFORMANCE
							Value of Initial Fixed $100 Investment Based on:
Year(1)	Summary Compensation Table Total for Fink ($)(2)	Summary Compensation Table Total for Klein ($)(2)	Compensation Actually Paid to Fink ($)(3)	Compensation Actually Paid to Klein($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Total Shareholder Return ($) (4)	Peer Group Total Shareholder Return ($)(5)	Net Income ($) (millions) (6)	EPS ($)(7)

2023	$11,487,439	N/A	$17,521,908	N/A	$2,205,833	$3,014,265	$143.94	$159.19	$404.5	$3.91
2022	$9,599,997	N/A	($3,200,386)	N/A	$2,576,333	($427,618)	$106.43	$118.74	$686.7	$6.32
2021	$10,170,381	N/A	$15,780,518	N/A	$3,078,513	$4,880,126	$167.58	$154.73	$772.4	$5.73
2020	$9,615,974	$4,694,510	$15,223,407	$10,711,850	$3,354,840	$5,368,120	$132.96	$114.17	$553.1	$4.19

(1)
The Principal Executive Officer (“PEO”) and NEOs for the applicable years were as follows:

2023: Nicholas I. Fink served as the Company's PEO for the entirety of 2023. The Company's other NEOs were: David V. Barry, Cheri M. Phyfer, Hiranda S. Donoghue, Sheri R. Grissom and Patrick D. Hallinan.

2022: Nicholas I. Fink served as the Company’s PEO for the entirety of 2022 and the Company’s other NEOs were: Patrick D. Hallinan, Cheri M. Phyfer, Sheri R. Grissom, Hiranda S. Donoghue, R. David Banyard, Jr. and Brett E. Finely.

2021: Nicholas I. Fink served as the Company’s PEO for the entirety of 2021, and the Company’s other NEOs were: Patrick D. Hallinan; R. David Banyard, Jr.; Cheri M. Phyfer; Brett E. Finley; and Robert K. Biggart.

2020: Christopher J. Klein served as the Company’s PEO until January 6, 2020 and Nicholas I. Fink served as the Company’s PEO from January 6, 2020. The Company’s other NEOs for 2020 were: Patrick D. Hallinan; R. David Banyard, Jr.; Cheri M. Phyfer; and Brett E. Finley.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Messrs. Fink and Klein and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs reported for the applicable year other than the PEOs for such years.
(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable years. A reconciliation of CAP Adjustments for Messrs. Fink and Klein and for the average of the other NEOs is set forth following the footnotes to this table.
(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our Stock. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)
The Company used the S&P 400 Consumer Durables and Apparels Index for its TSR Peer Group. This is the same peer group used for purposes of the Company’s stock price performance graph in its Annual Report to stockholders for the year ended December 30, 2023.
(6)
Net Income derived in accordance with GAAP for the years 2022, 2021 and 2020 includes Net Income derived from our discontinued operations of our former Cabinets segment prior to the Separation. The impact of the Separation on Net Income is reflected beginning in 2023.
(7)
For 2023, the Compensation Committee determined that EPS continues to be viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, EPS was utilized as a component in the Annual Incentive Plan for the NEOs. EPS was calculated on a before charges/gains basis and represents net income derived in accordance with GAAP excluding net charges. EPS for the years 2022, 2021 and 2020 includes earnings per share derived from discontinued operations of our former Cabinets segment prior to the Separation. The impact of the Separation on EPS is reflected beginning in 2023.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Pay Versus Performance | 53

CAP ADJUSTMENTS
Year	Summary Compensation Table Total	(Minus) Aggregate Change in Actuarial Present Value of Accumulated Benefit under Defined Benefit and Actuarial Pension Plans ($)(a)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($)(b)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)(c)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)(d)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($)(e)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(f)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(g)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(h)	Plus Dollar Value of Dividends or Other Earnings Paid on Stock Awards in Fiscal Year and Prior to Vesting Date ($)(i)	Plus Changes in Fair Value to Reflect Excess Fair Value Resulting From Modifications to Stock Option and Stock Awards ($)(j)	Equals Compensation Actually Paid ($)(k)

Nicholas I. Fink
2023	$11,487,439	$—	$—	$7,923,071	$10,110,614	$3,201,936	$—	$286,927	$—	$358,063	$—	$17,521,908
2022	$9,599,997	$—	$—	$7,149,968	$4,485,181	$(2,656,391)	$—	$(7,752,601)	$—	$273,395	$—	$(3,200,386)
2021	$10,170,381	$—	$—	$6,150,003	$6,425,887	$3,575,673	$—	$1,608,290	$—	$150,290	$—	$15,780,518
2020	$9,615,974	$—	$—	$6,524,966	$9,038,159	$2,854,850	$—	$435,205	$303,243	$107,428	$—	$15,223,407
Christopher J. Klein
2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2020	$4,694,510	$674,000	$—	$1,500,003	$—	$4,211,891	$1,862,267	$3,507,389	$1,516,215	$126,011	$—	$10,711,850
Other NEOs (Average)
2023	$2,205,833	$—	$—	$1,104,268	$1,280,015	$318,312	$251,236	$61,662	$36,211	$37,686	$—	$3,014,265
2022	$2,576,333	$—	$—	$1,549,996	$878,223	$(696,306)	$96,699	$(1,853,880)	$—	$62,643	$58,667	$(427,618)
2021	$3,078,513	$—	$—	$1,639,989	$1,462,788	$1,031,620	$286,563	$616,027	$—	$44,604	$—	$4,880,126
2020	$3,354,840	$18,000	$—	$2,074,991	$2,824,874	$1,165,802	$—	$238,581	$168,986	$46,000	$—	$5,368,120

(a)
Represents the aggregate change in the actuarial present value of the NEOs’ accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.
(b)
Represents the sum of the actuarial present value of the NEOs’ benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, plus the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the indicated fiscal year that are attributed by the benefit formula to services rendered in prior fiscal years, in each case, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(c)
Represents the average aggregate grant date fair value of the option awards and stock awards granted to the reported NEOs during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(d)
Represents the average aggregate fair value as of the indicated fiscal year-end of the reported NEOs’ outstanding and unvested option awards and stock awards granted during such fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(e)
Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards and stock awards held by the reported NEOs as of the last day of the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(f)
Represents the average aggregate fair value at vesting of the option awards and stock awards that were granted to the reported NEOs and vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(g)
Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award held by the reported NEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(h)
Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported NEOs’ option awards and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(i)
Represents the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year.
(j)
Represents the excess fair value, if any, of modified option awards and stock awards over the fair value of the original awards as of the modification. For 2022, reflects the incremental fair value associated with the modification of Mr. Finley's outstanding option awards to extend the post-termination exercise period.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Pay Versus Performance | 54

(k)
Represents the average Total Compensation as reported in the Summary Compensation Table for the reported Named Executive Officers in the indicated fiscal year.

Relationship Between Pay and Performance

$20,000
$15,000
$10,000
$5,000
$0
($5,000)
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
$132.96
$167.58
$159.19
$154.73
$118.74
$143.94
$114.17
$106.43
2020
2021
2022
2023
CAP PEO (000s)
CAP Avg NEOs (000s)
FBIN TSR
Peer Group TSR

The following is a list of financial performance measures, which we believe represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2023. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program, including the Annual Incentive Plan and 2023 PSAs.

•
EPS
•
OIMP
•
WCE
•
EBITDA Margin Percent
•
ROIC

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Equity Compensation Plan Information | 55

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (2)
Equity compensation plans approved by security holders	3,681,811	$58.68	4,241,192
Equity compensation plans not approved by security holders	0	n/a	0
Total	3,681,811		4,241,192
(1)
As of December 30, 2023, the number of securities includes 2,204,029 shares to be issued upon the exercise of outstanding stock options, 630,053 shares to be issued upon the payment of performance shares (assuming maximum performance) and 847,729 shares to be issued upon the vesting of restricted stock unit awards.
(2)
Shares available for issuance under the Company’s Long-Term Incentive Plan, which allows for grants of stock options, performance stock awards, restricted stock awards and other stock-based awards.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Audit Committee Matters | 56

Audit Committee Matters

Report of the Audit Committee

The Audit Committee is composed of seven directors who are “independent” as defined under the New York Stock Exchange Listed Company Manual and Rule 10A-3 of the Exchange Act. The Audit Committee has a written charter that has been approved by the Board. A copy of the Audit Committee charter is available on the Company’s website at https://ir.fbin.com/committees-and-charters.

The Audit Committee is responsible for the selection, retention, compensation and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for 2024.

The Audit Committee annually evaluates the independent registered public accounting firm’s qualifications, performance and independence when assessing whether or not to continue to retain or change accounting firms. Factors such as independence, industry knowledge, communication and fees are considered. A performance survey is completed by the Company at the end of each year to evaluate performance of the independent registered public accounting firm in multiple areas including quality of services, sufficiency of audit firm resources, communication and interaction as well as independence, objectivity and professional skepticism. Results are shared with the Audit Committee. Additionally, the independent registered public accounting firm presents to the Audit Committee at the beginning of each year a commitment letter outlining specific areas of focus for continued high quality client service. At the end of each year the independent registered public accounting firm presents to the Audit Committee and the Company, a self-assessment against those commitments which is reviewed and discussed during the Audit Committee meeting.

During 2023, the Company and the Audit Committee managed the routine transition of the independent public accounting firm’s lead partner auditing the Company, who is limited by SEC rules to no more than five consecutive years in that role before the position must be rotated. A transition process was developed a year in advance of this transition, which took effect in March 2024. The transition process was executed to mutual satisfaction of the Audit Committee, the independent public accounting firm and the Company.

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the accuracy of the Company’s financial statements and the effectiveness of the Company’s internal controls. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements and the Company’s quarterly and annual reports to the SEC with management and the independent registered public accounting firm. Management has confirmed to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has met with the independent registered public accounting firm and discussed matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The independent registered public accounting firm has provided an unqualified opinion regarding the Company’s financial statements for the year ended December 30, 2023.

The Company’s independent registered public accounting firm has also provided the Audit Committee with the written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Audit Committee Matters | 57

Committee has discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has also reviewed non-audit services provided by the independent registered public accounting firm and has considered the compatibility of these services with maintaining the auditor’s independence.

Based upon the review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 for filing with the SEC.

Audit Committee
Ronald V. Waters, III, Chair
Amit Banati
Amee Chande
A.D. David Mackay
John G. Morikis Jeffery S. Perry
Stephanie L. Pugliese

Fees of Independent Registered Public Accounting Firm

PwC served as the Company’s independent registered public accounting firm during the year ended December 30, 2023. All PwC services were approved in advance by the Audit Committee. The aggregate fees billed by PwC during 2023 and 2022 are set forth in the table below:

Type of Fee	Year Ended December 30, 2023	Year Ended December 31, 2022

Audit Fees(1)	$5,645,000	$6,013,000
Audit-Related Fees(2)	$—	$5,859,000
Tax Fees(3)	$375,000	$458,000
All Other Fees(4)	$3,000	$3,000

(1)
For both 2023 and 2022, “Audit Fees” represent the aggregate fees for audit services performed by PwC in connection with the audit of the Company’s annual financial statements in its SEC Form 10-K filing and the review of the Company’s quarterly financial information included in its Form 10-Q filings and for audit services performed over statutory reporting, and comfort letters. For 2023, fees include purchase accounting relating to the acquisition of the Emtek and Yale Business. For 2022, fees included purchase accounting relating to the acquisitions of Solar Innovations and Aqualisa.
(2)
For 2022, "Audit-Related Fees" includes fees for audit related services performed by PwC in connection with the carve out audit procedures in connection with the Separation.
(3)
For both 2023 and 2022, “Tax Fees” included fees included tax compliance, domestic and international tax consulting, customs and transfer pricing services.
(4)
For both 2023 and 2022, fees for advisory services related to licensing an accounting research tool are included.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Audit Committee Matters | 58

Approval of Audit and Non-Audit Services

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee annually reviews the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. The Audit Committee’s pre-approval of non-audit services is specific as to the services to be provided and includes pre-set spending limits. The provision of any additional non-audit services during the year, or the provision of services in excess of pre-set spending limits, must be pre-approved by either the Audit Committee or the Chairman of the Audit Committee, who has been delegated authority to pre-approve such services on behalf of the Audit Committee. Any pre-approvals granted by the Chairman of the Audit Committee must be reported to the full Audit Committee at its next regularly scheduled meeting. All of the fees described above under audit fees, tax fees and all other fees for 2023 were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Proposal 2 - Ratification of Appointment of Indpendent Registered Public Accounting Firm | 59

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

After evaluating PwC’s prior year performance, the Audit Committee appointed PwC as our independent registered public accounting firm for the year ending December 28, 2024. The Committee has retained PwC as the Company’s independent registered public accounting firm since 2011 and believes that the continued retention of PwC is in the best interest of the Company and its stockholders. Therefore, the Audit Committee and the Board recommend that you ratify this appointment.

A representative of PwC will attend the Annual Meeting to make a statement if he or she desires and respond to appropriate questions that may be asked by stockholders. In the event the stockholders fail to ratify the appointment of PwC, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change should be made.

The Board of Directors recommends that you vote FOR Proposal 2.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation | 60

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

As required pursuant to Section 14A of the Exchange Act, the Company is providing stockholders with a vote to approve the compensation of the named executive officers as disclosed in this Proxy Statement, on an advisory, non-binding basis, which is commonly referred to as a “Say on Pay” vote. The Board has decided the advisory vote on executive compensation will be held on an annual basis until the next non-binding stockholder vote on the frequency of the advisory vote, which will occur at this Annual Meeting (see Proposal 4). Because your vote is advisory, it will not be binding on the Board. However, the Board and the Compensation Committee will review the results of the vote and consider the results when making future decisions regarding executive compensation.

The Company’s compensation programs and practices are designed to pay for performance and align management’s interests with those of the Company’s stockholders while attracting, motivating and retaining superior talent to lead our Company. Our executive compensation programs are designed to reward executives for the achievement of both short-term and long-term strategic and operational goals, as well as the creation of stockholder value. To accomplish this, the Compensation Committee has designed an executive compensation program that:

The Company asks that you indicate your approval of the compensation paid to our named executive officers, as described in this Proxy Statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation,” which includes the compensation tables and narratives. For the reasons discussed above, the Board intends to introduce the following resolution at the Annual Meeting:

“RESOLVED, that the compensation of the named executive officers of the Company, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting under the headings “Compensation Discussion and Analysis” and “Executive Compensation,” including the compensation tables and their accompanying narrative discussion, is approved.”

The Board of Directors recommends that you vote FOR Proposal 3.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

PROPOSAL 4 – Advisory Vote to Approve the Frequency of Voting on Named Executive Officer Compensation | 61

Proposal 4 – Advisory Vote to Approve the Frequency of Voting on Named Executive Officer Compensation

Pursuant to Section 14A of the Exchange Act, the Company is required to hold an advisory vote at least once every six years regarding the frequency with which the advisory vote to approve named executive officer compensation (“Say-on-Pay”) should be held. The Company last held such a vote at the 2018 Annual Meeting of Stockholders. After this year’s vote, it is expected that the next say-on-pay frequency vote will occur at the 2030 Annual Meeting of Stockholders.

The Board has determined that the Company should hold the Say-on-Pay vote every year, which is our current frequency. The Board believes that holding an annual Say-on-Pay vote is the best approach for the Company and enhances shareholder communication by providing shareholders with a clear, simple and timely way to express their views about the compensation decisions made each year.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. While this vote is non-binding, the Board values the opinions of its shareholders and will consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation. Assuming that the option to hold Say-on-Pay votes every year is the option that receives the highest number of votes from shareholders, the Board intends to continue holding a Say-on-Pay vote annually.

The Board of Directors recommends that you vote ONE YEAR for Proposal 4.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Certain Information Regarding Security Holdings | 62

Certain Information Regarding Security Holdings

We have listed below, as of March 8, 2024 (except as otherwise indicated), the beneficial ownership of the Company’s Stock by (a) each currently-serving director, (b) the named executive officers, (c) currently-serving directors and executive officers of the Company as a group, and (d) each person known by us to be the beneficial owner of more than five percent of our outstanding Company Stock. The table is based on information we received from the directors and executive officers, the Trustee of our defined contribution plan and filings made with the SEC.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Class

BlackRock, Inc.(2)	15,143,529	12.04%
The Vanguard Group(3)	12,387,513	9.85%
Amit Banati	5,781	*
David V. Barry(4)	24,993	*
Amee Chande	2,440	*
Hiranda S. Donoghue	16,389	*
Irial Finan(5)	13,460	*
Nicholas I. Fink(6)	630,011	*
Sheri R. Grissom(7)	186,058	*
Ann F. Hackett(8)	34,815	*
Patrick D. Hallinan(9)	339,328	*
Susan S. Kilsby	18,064	*
A. D. David Mackay	20,196	*
John G. Morikis(10)	48,843	*
Jeffery S. Perry	5,781	*
Stephanie Pugliese	2,910	*
Cheri M. Phyfer	117,290	*
Ronald V. Waters, III(11)	14,844	*
Directors and executive officers as a group (19 persons)(12)	1,242,648	*

* Less than 1%

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Certain Information Regarding Security Holdings | 63

(1)
Includes the following number of shares with respect to which the NEOs have the right to acquire beneficial ownership within 60 days after March 8, 2024:

Name	Number of Shares

David V. Barry	17,515
Hiranda S. Donoghue	10,644
Nicholas I. Fink	462,399
Sheri R. Grissom	119,912
Cheri M. Phyfer	76,824

(2)
In a report filed by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A filed on January 23, 2024, BlackRock disclosed that as of December 31, 2023, it and its subsidiaries had sole voting power over 14,132,607 shares, shared voting power over no shares, sole dispositive power over 15,143,529 shares, and shared dispositive power over no shares. The principal business address of BlackRock, Inc., is 50 Hudson Yards, New York, New York, 10001.

(3)
In a report filed by The Vanguard Group (“Vanguard”) on Schedule 13G/A filed on February 13, 2024, Vanguard disclosed that as of December 31, 2023, it and its wholly owned subsidiaries specified therein had sole voting power over no shares, shared voting power over 81,835 shares, sole dispositive power over 12,105,451 shares, and shared dispositive power over 282,062 shares. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)
Includes 2,479 shares held through the Company's retirement savings plan.
(5)
Includes 4,823 shares which Mr. Finan has deferred until the January following the year in which he ceases to be a member of the Board pursuant to the Non-Employee Director Compensation Plan.
(6)
Includes 5,828 shares held by trusts for the benefit of Mr. Fink’s heirs for which Mr. Fink has a pecuniary interest and 75,298 shares held by grantor in retained annuity trusts.
(7)
Includes 20,851 shares which have been deferred by Ms. Grissom.
(8)
Includes 34,815 shares which Ms. Hackett has deferred until the January following the year in which she ceases to be a member of the Board pursuant to the Non-Employee Director Deferred Compensation Plan.
(9)
Reflects Mr. Hallinan's beneficial ownership of Company stock held as of the date of his retirement (March 8, 2023) and represents 52,584 shares held directly by him and indirectly by trusts controlled by him, 41,908 restricted stock units that were vested but not yet settled and 244,836 exercisable stock options that he had the right to acquire on such date.
(10)
Includes 5,742 shares which Mr. Morikis has deferred until the January following the year in which he ceases to be a member of the Board pursuant to the Non-Employee Director Deferred Compensation Plan.
(11)
Includes 12,409 shares held by a trust for which Mr. Waters’ spouse has sole investment power.
(12)
The table includes 1,242,648 shares of which our directors and executive officers as of March 8, 2024, as a group, had the right to acquire beneficial ownership within 60 days after March 8, 2024. Inclusion of such shares does not constitute an admission by any director or executive officer that such person is the beneficial owner of such shares.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Frequently Asked Questions | 64

Frequently Asked Questions

Why did I receive these materials?

This Proxy Statement describes the matters on which you, as a stockholder, are entitled to vote on at the Company’s Annual Meeting and gives you the information that you need to make an informed decision on these matters.

Why did I receive a “Notice of Internet Availability of Proxy Materials” instead of printed proxy materials?

Companies are permitted to provide stockholders with access to proxy materials over the Internet instead of mailing a printed copy. Unless we were instructed otherwise, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders. The Notice contains instructions on how to access the proxy materials on the Internet, how to vote and how to request a printed set of proxy materials. This approach reduces the environmental impact and our costs of printing and distributing the proxy materials, while providing a convenient method of accessing the materials and voting.

Can I get electronic access to the proxy materials if I received printed materials?

Yes. If you received printed proxy materials, you can also access them online at www.proxyvote.com before voting your shares. The Company’s proxy materials are also available on our website at https://ir.fbin.com/annual-reports-and-proxies. Stockholders are encouraged to elect to receive future proxy materials electronically. If you opt to receive our future proxy materials electronically, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it or for as long as the email address provided by you is valid. Stockholders of record who wish to participate can enroll at http://enroll.icsdelivery.com/fbin. If your shares are held in an account by a bank, broker or other nominee, you should check with your bank, broker or other nominee regarding the availability of this service.

What is the difference between being a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with EQ Shareholder Services, the Company’s transfer agent, you are the “stockholder of record.” If your shares are held in an account by a bank, broker or other nominee, you hold your shares in “street name” and are a “beneficial owner” of those shares. The majority of stockholders are beneficial owners. For such shares, a bank, broker or other nominee is considered the stockholder of record for purposes of voting at the Annual Meeting. Beneficial owners have the right to direct their bank, broker or other nominee on how to vote the shares held in their account by using the voting instructions provided by the bank, broker or other nominee.

Who is entitled to vote?

Only stockholders who owned the Company’s Common Stock of record at the close of business on March 8, 2024 (the “record date”) are entitled to vote. Each holder of Common Stock is entitled to one vote per share. There were 125,701,330 shares of Common Stock outstanding on the record date.

Who can attend the Annual Meeting?

Only stockholders who owned Fortune Brands’ Common Stock as of the close of business on the record date, or their authorized representatives, may attend the Annual Meeting. At the entrance to the meeting, stockholders will be asked to present valid photo identification to determine stock ownership on the record date. If you are acting as a proxy, you will need to submit a valid written legal proxy signed by the owner of the Common Stock. You must bring such evidence with you to be admitted to the Annual Meeting.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Frequently Asked Questions | 65

Stockholders who own their shares in “street name” will be required to submit proof of ownership at the entrance to the meeting. Either your voting instruction card or brokerage statement reflecting your stock ownership as of the record date may be used as proof of ownership.

The Company actively monitors public health developments and related guidance issued by public health authorities. If it is determined that it is advisable or required, the Company may hold a virtual-only annual meeting via live webcast. If this step is taken, the Company will announce the decision to do so in advance and details on how to participate will be posted on the Company’s website and filed with the SEC as additional proxy materials.

How do I vote?

If you received a Notice in the mail, you can either vote by (i) Internet (www.proxyvote.com) or (ii) in person at the Annual Meeting. Voting instructions are provided on the Notice. You may also request to receive printed proxy materials in the mail.

Stockholders who received printed proxy materials in the mail can vote by (i) filling out the proxy card and returning it in the postage paid return envelope, (ii) telephone (800-690-6903), (iii) Internet (www.proxyvote.com), or (iv) in person at the Annual Meeting. Voting instructions are provided on the proxy card or instruction card, as applicable.

Stockholders who received proxy materials electronically can vote by (i) Internet (www.proxyvote.com), (ii) telephone (800-690-6903), or (iii) in person at the Annual Meeting. The cut off for voting by Internet or telephone is 11:59 p.m. (Eastern) on the day before the Annual Meeting.

If you are a beneficial owner of our shares, you must vote by giving instructions to your bank, broker or other nominee or you may vote electronically during the Annual Meeting. You should follow the voting instructions on the form that you receive from your bank, broker or other nominee, which will include details on available voting methods. To be able to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, broker or other nominee in advance and present it to the Inspector of Election with your completed ballot at the Annual Meeting.

Whether or not you plan to attend in the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described above and in the proxy materials distributed to you in connection with the Annual Meeting.

How will my proxy be voted?

Your proxy card, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions. If any matter is properly presented other than the four proposals described above, the persons named in the enclosed proxy card or, if applicable, their substitutes, will have discretion to vote your shares in their best judgment.

What if I don’t mark the boxes on my proxy or voting instruction card?

Unless you give other instructions on your proxy card or your voting instruction card, or unless you give other instructions when you cast your vote by telephone or the Internet, the persons named in the enclosed proxy card will vote your shares in accordance with the recommendations of the Board, which are FOR the election of each director named in Proposal 1, FOR Proposals 2 and 3 and ONE YEAR for the advisory vote on the frequency of voting on named executive officer compensation (Proposal 4).

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Frequently Asked Questions | 66

If you are a beneficial owner and you have not provided voting instructions, your bank, broker or other nominee is only permitted to use its discretion to vote your shares on certain routine matters (only Proposal 2 qualifies as a routine matter for this purpose). If you have not provided voting instructions to your bank, broker or other nominee on non-routine matters (Proposals 1, 3 and 4), your bank, broker or other nominee is not permitted to use its discretion to vote your shares. Therefore, we urge you to give voting instructions to your bank, broker or other nominee on all four proposals. Shares that are not permitted to be voted by your bank, broker or other nominee with respect to any matter are called “broker non-votes.” Broker non-votes are not considered votes for or against a proposal and will have no direct impact on the voting results, but will be counted for the purposes of establishing a quorum at the Annual Meeting.

How many votes are needed to approve a proposal?

The nominees for director in non-contested elections must receive a majority of the votes cast at the Annual Meeting, in person or by proxy, to be elected. A proxy card marked to abstain on the election of a director and any broker non-votes will not be counted as a vote cast with respect to that director.

Under the Company’s majority vote Bylaw provision relating to the election of directors, if the number of votes cast “for” a director nominee does not exceed the number of votes cast “against” the director nominee, then the director must tender his or her resignation from the Board promptly after the certification of the stockholder vote. The Board (excluding the nominee in question) will decide within 90 days of that certification, through a process managed by the NESG Committee, whether to accept the resignation. The Board’s explanation of its decision will be promptly disclosed in a filing with the SEC.

The affirmative vote of shares representing a majority in voting power of the Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is necessary for the approval of Proposals 2 and 3. For Proposal 4, stockholders may vote in favor of holding the vote to approve the compensation paid to the Company's named executive officers every one year, every two years or every three years. Stockholders also have the option to abstain from voting on Proposal 4. The option that receives the highest number of votes cast by stockholders will be considered by the Board as the stockholders' recommendation as to the frequency of future advisory votes on executive compensation.

Proxy cards marked to abstain on Proposals 2 and 3 will have the effect of a negative vote. Proxy cards marked to abstain on Proposal 4 will have no effect on the outcome. Broker non-votes are not applicable to Proposal 2 because your bank, broker or other nominee will be permitted to use discretion to vote your shares on this proposal. Broker non-votes will have no impact on Proposals 1, 3 and 4.

How can I revoke my proxy or change my vote?

You may revoke your proxy by giving written notice to the Secretary of the Company or by delivering a later dated proxy at any time before it is actually voted. If you voted on the Internet or by telephone, you may change your vote by voting again. Your last vote is the vote that will be counted. Attendance at the Annual Meeting does not revoke your proxy unless you vote at the Annual Meeting.

Will my vote be public?

As a matter of policy, proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed but are available to the independent Inspector of Election and certain employees of the Company.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Frequently Asked Questions | 67

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the issued and outstanding shares of Common Stock entitled to vote will constitute a quorum. Proxies received but marked as abstentions or without any voting instructions will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

Who is soliciting my proxy?

Our Board is soliciting your proxy. The Company will bear the expense of soliciting proxies for this Annual Meeting, including mailing costs. To ensure that there is sufficient representation at the Annual Meeting, our employees may solicit proxies by telephone, facsimile or in person. In addition, we have retained Okapi Partners LLC to provide investor response services and assist the Company in the solicitation of proxies at a solicitation fee of $20,000, plus related reasonable out-of-pocket expenses.

What if I am a participant in the Fortune Brands Innovations Retirement Savings Plan or the Fortune Brands Innovations Hourly Employee Retirement Savings Plan?

Participants who invest in the Fortune Brands Stock Fund through the Fortune Brands Innovations Retirement Savings Plan or the Fortune Brands Innovations Hourly Employee Retirement Savings Plan (collectively, the “Savings Plans”) were mailed a Notice. The Trustee of the Savings Plans, as record holder of the Fortune Brands Common Stock held in the Savings Plans, will vote whole shares attributable to your interest in the Fortune Brands Stock Fund in accordance with your directions. Follow the voting instructions provided in the Notice to allow the Trustee to vote the whole shares attributable to your interest in accordance with your instructions. If the Trustee does not receive timely voting instructions with respect to the voting of your shares held in the Fortune Brands Stock Fund, the Trustee will vote such shares in the same manner and in the same proportion as the shares for which the Trustee did receive voting instructions. The Trustee must receive your voting instructions by 11:59 p.m. (Eastern) on May 2, 2024 in order to timely vote your interests in accordance with your directions.

How can I eliminate multiple mailings to the same address?

If you and other residents at your mailing address are registered stockholders and you receive more than one copy of the Notice, but you wish to eliminate the duplicate mailings, you must submit a written request to the Company’s transfer agent, EQ Shareowner Services. To request the elimination of duplicate copies, please write to EQ Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120.

If you and other residents at your mailing address own shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice or one set of proxy materials for each company in which you hold stock through that broker, bank or other nominee. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond, the bank, broker or other nominee will assume that you have consented and will send only one copy of the Notice to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of the Notice or proxy materials, or if you wish to receive individual copies of such documents for future meetings, we will send an individual copy to you if you call Shareholder Services at (847) 484-4538, or write to the Secretary of Fortune Brands Innovations, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Frequently Asked Questions | 68

How can I submit a stockholder proposal or nomination next year?

Our Bylaws provide that in order for a stockholder to (i) nominate a candidate for election to our Board at the 2025 Annual Meeting of Stockholders, other than pursuant to our proxy access bylaw (discussed below), or (ii) propose business for consideration at the 2025 Annual Meeting of Stockholders, written notice containing the information required by the Bylaws must be delivered to the Secretary of the Company no less than 90 days nor more than 120 days before the anniversary of the prior year’s Annual Meeting, that is, after January 7, 2025 but no later than February 6, 2025 for the 2025 Annual Meeting.

To nominate a director candidate to be included in our proxy materials for the 2025 Annual Meeting of Stockholders pursuant to our proxy access bylaw, written notice containing the information required by the Bylaws must be delivered to the Secretary of the Company no less than 120 days nor more than 150 days before the anniversary of the date the definitive proxy statement was first made available to stockholders in connection with the prior year’s Annual Meeting, that is, after October 23, 2024 but no later than November 22, 2024 for the 2025 Annual Meeting.

In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 8, 2025.

Under SEC rules, if a stockholder wishes to submit a proposal for possible inclusion in the Company’s 2025 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), we must receive it on or before November 22, 2024.

The person presiding at the Annual Meeting is authorized to determine if a proposed matter is properly brought before the Annual Meeting or if a nomination is properly made.

Copies of our Restated Certificate of Incorporation and Bylaws are available upon written request to the Secretary, Fortune Brands Innovations, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Appendix A | A-1

Appendix A

Use of Non-GAAP Financial Information in Connection with Incentive Compensation

The Company utilizes measures not derived in accordance with GAAP, such as Earnings Per Share (EPS) before charges/gains, Operating Income Margin Percent (OIMP) before charges/gains, Working Capital Efficiency (WCE), Earnings Before Interest, Taxes, Depreciation and Amortization Margin Percent (EBITDA) before charges/gains and Return on Invested Capital before charges/gain, when determining performance results in connection with the incentive compensation programs as described in the Compensation Discussion and Analysis (“CD&A”).

For purposes of calculating the 2023 Annual Incentive Award payout, EPS, OIMP and WCE results as set forth in the CD&A were calculated on a before charges/gains basis. OIMP is Operating Income divided by Net Sales. WCE is the 13-month rolling average of Net Working Capital (Accounts Receivable and Inventory less Accounts Payable) divided by 12-month cumulative Net Sales.

These figures may be different from those used by management when providing guidance or discussing Company results. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

SCAN TO VIEW MATERIALS & VOTE FORTUNE BRANDS INNOVATIONS, INC. ATTN: CORPORATE SECRETARY p520 LAKE COOK ROAD DEERFIELD, IL 60015-5611 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.ppp TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: pV32162-P07478 KEEP THIS PORTION FOR YOUR RECORDS p THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FORTUNE BRANDS INNOVATIONS, INC. The Board of Directors recommends you vote FOR the following proposals: Proposal 1 - Election of Class I Directors: For Against Abstain 1a. Amee Chande p1b. Ann F. Hackett p1c. Jeffery S. Perry p For Against Abstain Proposal 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2024. Proposal 3 - Advisory vote to approve named executive officer compensation. The Board of Directors recommends you vote 1 YEAR for proposal 4: p1 Year 2 Years p3 Years Abstain Proposal 4 - Advisory vote to approve the frequency of voting on named executive officer compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope. Note: Please sign as your name appears on the Proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in full partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Datep

ANNUAL MEETING OF STOCKHOLDERS Tuesday, May 7, 2024 Receive Future Proxy Materials Electronically Help Fortune Brands Innovations, Inc. (the "Company") make a difference by eliminating paper proxy mailings to your home or business. With your consent, we can stop sending paper copies of Proxy Statements, Annual Reports and related materials to you and you can conveniently view them online. To participate, go to http://enroll.icsdelivery.com/fbin and follow the prompts. Reminder In lieu of voting by mail, you may vote by telephone or Internet. Voting electronically is quick, easy and also saves the Company money. Just follow the instructions on your proxy card. The deadline to vote by telephone or Internet before the Annual Meeting is May 6, 2024 at 11:59 PM (EDT). For stockholders that hold shares through the Company's 401(k) plans, the deadline to vote by telephone or Internet before the Annual Meeting is May 2, 2024 at 11:59 PM (EDT). If you vote by Internet or by telephone, you do not need to mail back the proxy card. YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Fortune Brands Innovations, Inc. Proxy Statement and Annual Report on Form 10-K are available on www.proxyvote.com. pV32163-P07478 The Board of Directors solicits this proxy for use at the Annual Meeting on Tuesday, May 7, 2024. The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card appoint(s) each of NICHOLAS I. FINK, DAVID V. BARRY and HIRANDA S. DONOGHUE proxies (and any other substitute person chosen by Messrs. Fink or Barry or Ms. Donoghue) to vote all shares of Fortune Brands Innovations, Inc. common stock on which the stockholder(s) would be entitled to vote at the Annual Meeting of Stockholders to be held on May 7, 2024 at 8:00 a.m. (CDT) on Proposals 1, 2, 3 and 4 referred to on the reverse side and described in the Proxy Statement, and on any other matters which may properly come before the meeting, with all powers the stockholder(s) would possess if personally present and at any adjournment or postponement of the Annual Meeting. A majority of the proxies (or, if only one, then that one) or their substitutes acting at the meeting may exercise all powers conferred. This proxy when properly executed will be voted in the manner directed by the stockholder(s). Unless the stockholder(s) indicate(s) otherwise, the proxies will vote FOR the election of the nominees to the Board of Directors (Proposal 1) and FOR Proposals 2 and 3 and 1 YEAR for Proposal 4. FORTUNE BRANDS INNOVATIONS, INC. p520 LAKE COOK ROAD DEERFIELD, IL 60015-5611 Continued and to be signed on reverse side